Exhibit 3.1

CERTIFICATE OF DESIGNATIONS

OF

20% JUNIOR REDEEMABLE CONVERTIBLE PREFERRED STOCK

OF

TRANSMERIDIAN EXPLORATION INCORPORATED

Pursuant to Section 151 of the General Corporation Law

of the State of Delaware

TRANSMERIDIAN EXPLORATION INCORPORATED, a Delaware corporation (the “COMPANY”), does hereby certify that, pursuant to the authority expressly granted to and vested in the Board of Directors of the Company (the “BOARD OF DIRECTORS”) by the provisions of Article Fourth of the Amended and Restated Certificate of Incorporation of the Company, as amended from time to time (the “CERTIFICATE OF INCORPORATION”), and pursuant to Section 151 of the General Corporation Law of the State of Delaware (the “DGCL”), the Board of Directors, by resolution adopted on June 17, 2007, duly approved and adopted the following resolution, which resolution remains in full force and effect on the date hereof:

RESOLVED, that, pursuant to the authority vested in the Board of Directors by the Certificate of Incorporation, the Board of Directors hereby creates a series of preferred stock of the Company and hereby states that the powers, designations, preferences and relative, participating, optional or other special rights of which, and qualifications, limitations or restrictions thereof, shall be as follows:

(1)	Designation and Amount. There shall be created from the 5,000,000 shares of preferred stock, par value $0.0006 per share, of the Company authorized to be issued pursuant to the Certificate of Incorporation, a series of preferred stock, designated as the “20% Junior Redeemable Convertible Preferred Stock,” par value $.0006 per share (the “REDEEMABLE CONVERTIBLE PREFERRED STOCK”), and the number of shares of such series shall be 1,524,685. Such number of shares may be decreased by resolution of the Board of Directors; provided that no decrease shall reduce the number of shares of Redeemable Convertible Preferred Stock to a number less than that of the shares of Redeemable Convertible Preferred Stock then outstanding plus (i) the number of shares potentially issuable as dividend payments on the Redeemable Convertible Preferred Stock pursuant to Section 3 of this Certificate of Designations and (ii) the number of shares potentially issuable in exchange for shares of the Senior Redeemable Preferred Stock pursuant to the Investment Rollover Right.

(2)	Ranking. The Redeemable Convertible Preferred Stock will, with respect to both dividend rights and rights upon the liquidation, winding-up or dissolution of the Company, rank (i) senior to all Junior Stock, (ii) on a parity with all Parity Stock and (iii) junior to all Senior Stock.

(3)	Dividends.

(a)	The holders of shares of outstanding Redeemable Convertible Preferred Stock shall be entitled, when, as and if declared by the Board of Directors, to receive cumulative dividends at the rate per annum of 20% per share on the Liquidation Preference (equivalent to $20.00 per annum per share), subject to adjustment as provided herein, payable quarterly in arrears (the “DIVIDEND RATE”). Dividends payable for each full Dividend Period will be computed by dividing the Dividend Rate by four and shall be payable in arrears on each Dividend Payment Date for the Dividend Period ending immediately prior to such Dividend Payment Date, to the holders of record of Redeemable Convertible Preferred Stock at the close of business on the Record Date applicable to such Dividend Payment Date. Such dividends shall be cumulative from the most recent date as to which dividends shall have been paid or, if no dividends have been paid, from the Issue Date (whether or not in any Dividend Period or Dividend Periods there shall be funds of the Company legally available for the payment of such dividends) and shall accrue on a day-to-day basis, whether or not earned or declared, from and after the Issue Date. Dividends payable for any partial Dividend Period or for the initial Dividend Period ending on the day immediately prior to October 1, 2007, shall be computed on the basis of days elapsed over a 360-day year consisting of twelve 30-day months. Accumulations of dividends on shares of Redeemable Convertible Preferred Stock shall not bear interest. The initial dividend on the Redeemable Convertible Preferred Stock for the initial Dividend Period, commencing on the Issue Date (assuming an Issue Date of June 18, 2007 and a then-applicable Dividend Rate of 20% per annum), will be $5.72 per share, subject to adjustment as provided for herein, and will be payable, when, as and if declared by the Board of Directors, on October 1, 2007. Each subsequent quarterly dividend on the Redeemable Convertible Preferred Stock, when, as and if declared by the Board of Directors, will be $5.00 per share, subject to adjustment as provided for herein.

(b)	No dividend will be declared or paid upon, or any sum set apart for the payment of dividends upon, any outstanding share of the Redeemable Convertible Preferred Stock with respect to any Dividend Period unless all dividends for all preceding Dividend Periods have been declared and paid, or declared and a sufficient sum of cash and/or number of shares of Redeemable Convertible Preferred Stock or Common Stock, if permitted under Section 3A, has been set apart for the payment of such dividend upon all outstanding shares of Redeemable Convertible Preferred Stock.

(c)	Holders of shares of Redeemable Convertible Preferred Stock shall not be entitled to any dividends on the Redeemable Convertible Preferred Stock, whether payable in cash, property or stock, in excess of full cumulative dividends. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on the Redeemable Convertible Preferred Stock which may be in arrears.

(d)	If (i) by July 18, 2007, the Shelf Registration Statement has not been filed with the Commission, (ii) by October 16, 2007, the Shelf Registration Statement has not been declared effective by the Commission or (iii) after the Shelf Registration Statement has been declared effective by the Commission, (A) the Shelf Registration Statement thereafter ceases to be effective or (B) the Shelf Registration Statement or the related prospectus ceases to be usable in connection with resales of Transfer Restricted Securities during the period that any Transfer Restricted Securities (other than Transfer Restricted Securities held or beneficially owned by Affiliates of the Company) remain outstanding (each such event referred to in clauses (i), (ii) and (iii), a “REGISTRATION DEFAULT”), additional dividends shall accrue on the Redeemable Convertible Preferred Stock at the rate of 1.00% (100 basis points) per annum above the Dividend Rate for the first 30 days of such Registration Default, increasing to a rate of 1.50% (150 basis points) per annum thereafter, until all Registration Defaults have been cured from, and including, the date on which any such Registration Default shall occur to, but excluding, the date on which all Registration Defaults have been cured, subject to the exceptions set forth in Section 3(e). At all other times, dividends shall accumulate on the Redeemable Convertible Preferred Stock only at the Dividend Rate.

(e)	Additional dividends shall not accrue on the Redeemable Convertible Preferred Stock as a result of any Registration Default referred to in clause (iii) of Section 3(d) if (i) such Registration Default has occurred solely as a result of (x) the filing of a post-effective amendment to the Shelf Registration Statement to incorporate annual audited financial information with respect to the Company where such post-effective amendment is not yet effective and needs to be declared effective to permit Holders to use the related prospectus, (y) the filing of a post-effective amendment to the Shelf Registration Statement to cover new Holders or beneficial owners of the Redeemable Convertible Preferred Stock or additional shares of the Redeemable Convertible Preferred Stock acquired by any existing Holder or beneficial owner of the Redeemable Convertible Preferred Stock or (z) other material events with respect to the Company that would need to be described in the Shelf Registration Statement or the related prospectus and (ii) in the case of clause (z), the Company is proceeding promptly and in good faith to amend or supplement such Shelf Registration Statement and related prospectus to describe such events; provided, however, that in the case of clauses (x) or (z), if such Registration Default referred to in clause (iii) of Section 3(d) occurs for a continuous period in excess of 30 days, additional dividends as described in Section 3(d) shall accrue in accordance therewith from, and including, the date such Registration Default occurs until, but excluding, the date such Registration Default is cured.

(3A)	Method of Payment of Dividends.

(a)	Subject to the restrictions set forth herein, dividends on the Redeemable Convertible Preferred Stock may be paid, as determined in the Company’s sole discretion:

(i)	in cash;

(ii)	by delivery of additional shares of Redeemable Convertible Preferred Stock;

(iii)	by delivery of shares of Common Stock, provided that the Volume Weighted Average Price for the 15 Trading Days immediately prior to the applicable Dividend Payment Date equals or exceeds $2.25, which price will be adjusted in the same manner as the Conversion Price may be adjusted pursuant to Section 14 in the event the Conversion Price is reduced pursuant to Section 14(d); or

(iv)	through any combination of cash, shares of our Redeemable Convertible Preferred Stock and/or Common Stock (subject to the satisfaction of the condition set forth in Section (3A)(a)(iii)).

(b)	Shares of Redeemable Convertible Preferred Stock issued in payment or partial payment of a dividend shall be valued at the Liquidation Preference. Shares of Common Stock issued in payment or partial payment of a dividend shall be valued for such purpose at 97% of the Market Value as determined on the second Trading Day immediately prior to the Record Date for such dividend.

(c)	The Company shall give written notice to Holders, either by mail, facsimile, press release or other publication, of the portion of each dividend payment that will be made in cash, the portion of such payment that will be made in Redeemable Convertible Preferred Stock and the portion of such payment that will be made in Common Stock (subject to satisfaction of the condition set forth in Section (3A)(a)(iii)), such notice to be given 10 Trading Days prior to the Record Date for such dividend.

(d)

No fractional shares of Redeemable Convertible Preferred Stock or Common Stock will be delivered to Holders in payment or partial payment of a dividend. Instead, a cash payment will be paid to each Holder that would otherwise be entitled to a fraction of a share of Redeemable Convertible Preferred Stock or Common Stock based on the Liquidation Preference, in the case of a fractional share of Redeemable Convertible Preferred Stock, or the Closing Price on the Trading Day immediately preceding the Dividend Payment Date, in the case of a fractional share of

Common Stock; provided, however, in the event that the Company is not then permitted by the terms of any outstanding Indebtedness, Senior Stock or Parity Stock to pay the amount required under this Section (3A)(d) in cash, the Company will (i) in the case of dividends paid in shares of Common Stock, deliver one share of Common Stock in lieu of delivery of a fractional share of Common Stock; and (ii) in the case of dividends paid in shares of Redeemable Convertible Preferred Stock, deliver shares of Common Stock, valued at 97% of the Market Value as determined on the second Trading Day immediately prior to the Record Date for such dividend, in lieu of delivery of a fractional share of Redeemable Convertible Preferred Stock, and will deliver one share of Common Stock in lieu of delivery of any resulting fractional share of Common Stock.

(e)	To the extent that the Company determines that a Shelf Registration Statement is required in connection with the issuance of, or for resales of, Common Stock or Redeemable Convertible Preferred Stock, or both, issued in payment of a dividend, including dividends paid in connection with a conversion of the Redeemable Convertible Preferred Stock, the Company will use its reasonable best efforts to file and maintain the effectiveness of such a Shelf Registration Statement until such time as all such shares of Common Stock and/or Redeemable Convertible Preferred Stock have been resold thereunder.

(4)	Payment Restrictions.

(a)	Unless all accrued, cumulated and unpaid dividends on the Redeemable Convertible Preferred Stock for all prior Dividend Periods shall have been paid in full, or shall have been declared and a sum of cash and/or number of shares of Common Stock or Redeemable Convertible Preferred Stock sufficient for the payment thereof set aside, the Company may not:

(i)	declare or pay any dividend or make any distribution of assets on any Junior Stock, other than dividends or distributions in the form of Junior Stock and cash (if permitted by the terms of the Company’s then-outstanding Indebtedness, Senior Stock and Parity Stock) solely in lieu of fractional shares in connection with any such dividend or distribution;

(ii)	redeem, purchase or otherwise acquire any shares of Junior Stock or pay or make any monies available for a sinking fund for such shares of Junior Stock, other than (A) upon conversion or exchange for other Junior Stock or (B) the purchase for cash (if permitted by the terms of the Company’s then-outstanding Indebtedness, Senior Stock and Parity Stock) of fractional interests in shares of any Junior Stock pursuant to the conversion or exchange provisions of such Junior Stock;

(iii)	declare or pay any dividend or make any distribution of assets on any shares of Parity Stock, other than dividends or distributions in the form of Parity Stock or Junior Stock and cash (if permitted by the terms of the Company’s then-outstanding Indebtedness, Senior Stock and Parity Stock) solely in lieu of fractional shares in connection with any such dividend or distribution; or

(iv)	redeem, purchase or otherwise acquire any shares of Parity Stock, except upon conversion into or exchange for other Parity Stock or Junior Stock and cash (if permitted by the terms of the Company’s then-outstanding Indebtedness, Senior Stock and Parity Stock) solely in lieu of fractional shares in connection with any such conversion or exchange; provided, however, that in the case of a redemption, purchase or other acquisition of Parity Stock upon conversion into or exchange for shares of other Parity Stock (A) the aggregate amount of the liquidation preference of such other Parity Stock does not exceed the aggregate amount of the liquidation preference, plus accrued, cumulated and unpaid dividends, of the shares of Parity Stock that are converted into or exchanged for such shares of other Parity Stock, (B) the aggregate number of shares of Common Stock issuable upon conversion, redemption or exchange of such other Parity Stock does not exceed the aggregate number of shares of Common Stock issuable upon conversion, redemption or exchange of the shares of Parity Stock that are converted into or exchanged for such shares of other Parity Stock and (C) such other shares of other Parity Stock contain terms and conditions (including, without limitation, with respect to the payment of dividends, dividend rates, liquidation preferences, voting and representation rights, payment restrictions, anti-dilution rights, change of control rights, covenants, remedies and conversion and redemption rights) that are not, in the good faith judgment of the Board of Directors, materially less favorable, taken as a whole, to the Company or the Holders than those contained in the shares of Parity Stock that are converted or exchanged for such shares of other Parity Stock.

(5)	Voting Rights.

(a)	The shares of Redeemable Convertible Preferred Stock shall have no voting rights except as set forth below or as otherwise required by Delaware law from time to time:

(i)	In addition to and separate from the voting rights set forth in Section 5(a)(ii) and Section 5(a)(iii) below, the Company shall be obligated, upon the receipt of written request of Holders of 66-2/3% of the then-aggregate outstanding shares of the Redeemable Convertible Preferred Stock and any then-outstanding Parity Stock having similar voting rights, to (A) cause the size of the Board of Directors to be increased and/or obtain the resignations of one or more directors as soon as practicable and in accordance with the Certificate of Incorporation, the bylaws of the Company as then in effect (the “BYLAWS”) and applicable law, in any event such that the Board of Directors is, as a result of such actions, then composed of vacant directorships that equal or exceed one-half (50%) of the total directorships constituting the Board of Directors and (B) thereafter, cause the individuals designated in writing to the Company by the Holders of 66-2/3% of the then-aggregate outstanding shares of the Redeemable Convertible Preferred Stock and any then-outstanding Parity Stock having similar voting rights, acting together as a single class, to be appointed to the Board of Directors to fill such vacant directorships as soon as practicable and in accordance with the Certificate of Incorporation, the Bylaws and applicable law, such that the individuals so designated by the Holders of the Redeemable Convertible Preferred Stock and any then-outstanding Parity Stock having similar voting rights to serve on the Board of Directors will then constitute at least one-half of the total number of individuals then serving on the Board of Directors. Thereafter, the Holders of the then-outstanding Redeemable Convertible Preferred Stock, voting as a single class with the Holders of any then-outstanding Parity Stock having similar voting rights, will be entitled, at the next regular or special meeting of stockholders of the Company at which directors are to be elected, to elect a number of individuals to the Board of Directors that constitute at least one-half of the total number of individuals serving on the Board of Directors upon the adjournment of such regular or special meeting of stockholders of the Company, with respect to which voting rights the procedures set forth in Sections 5(a)(v), 5(a)(vi), 5(a)(vii) and 5(a)(ix) shall be applicable.

In addition, in connection with the exercise by Holders of the Redeemable Convertible Preferred Stock and any then-outstanding Parity Stock having similar voting rights of the rights described in the immediately preceding sentence, the Company shall be obligated to cause the directors designated by the Holders of the Redeemable Convertible Preferred Stock and any then-outstanding Parity Stock having similar voting rights to constitute a majority of the total directors then-serving on the committee of the Board of Directors standing on the Issue Date and previously designated and constituted by the Board of Directors to oversee the ongoing process with respect to a possible sale of the Company, a sale of all or substantially all of the assets of the Company or other strategic transaction with respect to the South Alibek Field in Kazakhstan, which rights shall extend to any successor committee and any additional committee of the Board of Directors designated for the same or substantively similar purposes.

The Company shall not, at any time, take any action with respect to the composition of the Board of Directors or any committee of the Board of Directors or otherwise that is in derogation of the foregoing provisions of this Section 5(a)(i) and the express intent thereof, without the affirmative vote or written consent of Holders of 66-2/3% of the then-aggregate outstanding shares of the Redeemable Convertible Preferred Stock and any then-outstanding Parity Stock having similar voting rights.

(ii)	In addition to and separate from the voting rights set forth in Section 5(a)(i) above and in Section 5(a)(iii) below, if a Change of Control has not occurred, or a definitive agreement that, if consummated, would result in a Change of Control has not been entered into, by June 15, 2008, the Company shall be obligated to (i) (A) cause the size of the Board of Directors to be increased by one directorship or (B) obtain the resignation of one director (other than a director designated by the Holders of the Redeemable Convertible Preferred Stock and any then-outstanding Parity Stock having similar voting rights) as soon as practicable and in accordance with the Certificate of Incorporation and the Bylaws and applicable law, and (ii) in either event, cause the individual designated in writing to the Company by the Holders of 66-2/3% of the then-aggregate outstanding shares of the Redeemable Convertible Preferred Stock and any then-outstanding Parity Stock having similar voting rights, acting together as a single class, to be appointed to the Board of Directors to fill such resulting vacant directorship as soon as practicable and in accordance with the Certificate of Incorporation and the Bylaws and applicable law, such that the total number of individuals designated by the Holders of the Redeemable Convertible Preferred Stock and any then-outstanding Parity Stock having similar voting rights to serve on the Board of Directors (assuming the exercise, in full, by the Holders of the Redeemable Convertible Preferred Stock and any then-outstanding Parity Stock having similar voting rights of the board representation rights described in Section 5(a)(i) above) will then constitute a majority of the total number of individuals serving on the Board of Directors.

Thereafter, the Holders of the then-outstanding Redeemable Convertible Preferred Stock, voting as a single class with the Holders of any then-outstanding Parity Stock having similar voting rights, will be entitled, at the next regular or special meeting of stockholders at which directors are to be elected, to elect, pursuant to this Section 5(a)(ii), one director to the Board of Directors, with respect to which voting rights the procedures set forth in Sections 5(a)(v), 5(a)(vi), 5(a)(vii) and 5(a)(ix) shall be applicable.

In the event that the size of the Board of Directors is not increased due to the execution of a definitive agreement which, if consumated, would result in a Change of Control and such agreement is subsequently terminated without consummation of the transaction constituting the Change of Control, the Company shall have the obligations set forth above and the Holders shall have the rights described above, in each case effective as of the date of such termination.

The Company shall not, at any time, take any action with respect to the composition of the Board of Directors or otherwise that is in derogation of the foregoing provisions of this Section 5(a)(ii) and the express intent thereof, without the affirmative vote or written consent of Holders of 66-2/3% of the then-aggregate outstanding shares of the Redeemable Convertible Preferred Stock and any then-outstanding Parity Stock having similar voting rights.

(iii)	If and whenever at any time or times a Voting Rights Triggering Event occurs, then the holders of shares of Redeemable Convertible Preferred Stock, voting as a single class with the holders of any other then-outstanding Parity Stock having similar voting rights (together, the “VOTING RIGHTS CLASS”), will be entitled at the next regular or special meeting of stockholders of the Company to elect two additional directors of the Company. In connection with any election of directors pursuant to this Section 5(a)(iii), the Company shall be obligated to cause the size of the Board of Directors to be increased by two seats, effective immediately prior to such election.

(iv)

The voting rights provided for in Section 5(a)(iii) may be exercised at a special meeting of the holders of the shares of the Voting Rights Class, called as hereinafter provided, or at any annual meeting of stockholders of the Company held for the purpose of electing directors, and thereafter at each subsequent annual meeting until such time as (A) all dividends in arrears on any shares of the Voting Rights Class shall have been paid in full and (B) the redemption price for shares of Redeemable Convertible Preferred Stock, if any, required to be redeemed pursuant to

Section 9 or 11 hereof shall have been paid in full, at which time or times such voting rights and the term of the directors elected pursuant to Section 5(a)(iii) shall terminate immediately.

(v)	At any time when such voting rights shall have vested in the holders of any shares of the Voting Rights Class, an Officer of the Company may call, and, upon written request of the record holders of shares of the Voting Rights Class representing at least twenty-five percent (25%) of the aggregate voting power of the then-outstanding shares of the Voting Rights Class, addressed to the Secretary of the Company, shall call, a special meeting of the holders of shares of the Voting Rights Class. Such meeting shall be held at the earliest practicable date upon the notice required for annual meetings of stockholders at a location designated by the Board of Directors and set forth in such notice. Notwithstanding the provisions of this Section 5(a)(v), no such special meeting shall be called during a period within the 60 days immediately preceding the date fixed for the next annual meeting of stockholders of the Company, in which such case the election of directors pursuant to Section 5(a)(iii) shall be held at such annual meeting of stockholders.

(vi)	At any meeting held for the purpose of electing directors at which the holders of shares of the Voting Rights Class shall have the right to elect directors as provided herein, the presence in person or by proxy of the holders of shares representing a majority of the aggregate voting power of the then-outstanding shares of the Voting Rights Class shall be required and shall be sufficient to constitute a quorum of the Voting Rights Class for the election of directors by the Voting Rights Class. The affirmative vote of the holders of shares constituting a majority of the aggregate shares of the Voting Rights Class present at such meeting, in person or by proxy, shall be sufficient to elect any such director.

(vii)	Any director elected pursuant to the voting rights set forth in Sections 5(a)(i) or 5(a)(ii) shall hold office until the next annual meeting of stockholders of the Company and any vacancy in respect of any such director shall be filled only by vote of the remaining directors so elected by the holders of shares of the Redeemable Convertible Preferred Stock and any then-outstanding Parity Stock having similar voting rights, or if there be no such remaining directors, by the then-holders of shares of the Redeemable Convertible Preferred Stock and any then-outstanding Parity Stock having similar voting rights at a special meeting called in accordance with the procedures set forth in this Section 5, or, if no such special meeting is called, at the next annual meeting of stockholders of the Company.

Any director elected pursuant to the voting rights set forth in Section 5(a)(iii) shall hold office until the next annual meeting of stockholders of the Company (unless such term has previously terminated pursuant to Section 5(a)(iv)) and any vacancy in respect of any such director shall be filled only by vote of the remaining directors so elected by the then-holders of shares of the Voting Rights Class, or if there be no such remaining directors, by the then-holders of shares of the Voting Rights Class at a special meeting called in accordance with the procedures set forth in Section 5(a)(v), or, if no such special meeting is called, at the next annual meeting of stockholders of the Company. If all accrued and unpaid dividends on the Voting Rights Class have been paid in full and the redemption price for shares of Redeemable Convertible Preferred Stock, if any, required to be redeemed pursuant to Section 9 or 11 hereof shall have been paid in full, as applicable, then the terms of office of the directors elected pursuant to Section 5(a)(iii) by holders of the Voting Rights Class shall terminate immediately, and the number of directors constituting the Board of Directors shall, without further action, be reduced by two.

(viii)	So long as any shares of Redeemable Convertible Preferred Stock remain outstanding, unless a greater percentage shall then be required by law, the Company shall not, without the affirmative vote or consent of the Holders of 66-2/3% of the then-outstanding shares of the Redeemable Convertible Preferred Stock, create, authorize, increase the authorized amount of, or issue (A) any additional shares of Redeemable Convertible Stock (except in payment of dividends on outstanding Redeemable Convertible Preferred Stock or in satisfaction of any exercise of Investment Rollover Rights), or (B) any class or series of Senior Stock or Parity Stock (or any security convertible into Senior Stock or Parity Stock). In addition, so long as any shares of Redeemable Convertible Preferred Stock remain outstanding, unless a greater percentage shall then be required by law, the Company shall not, without the affirmative vote or consent of the Holders of 66-2/3% of the then-outstanding shares of the Redeemable Convertible Preferred Stock, amend the Certificate of Incorporation or this Certificate of Designations, whether by merger, consolidation, combination or otherwise, in a manner that would adversely affect the rights of the Holders. Unless a greater percentage shall then be required by law, compliance by the Company with the covenants set forth in Section 15, 16 or 17 may be waived by the affirmative vote or consent of the Holders of at least 66-2/3% of the then-outstanding shares of the Redeemable Convertible Preferred Stock.

(ix)	In exercising the voting rights set forth in this Section 5(a), each share of Redeemable Convertible Preferred Stock shall be entitled to one vote. In any case where the Holders of the Redeemable Convertible Preferred Stock are entitled to vote as members of a single class with holders of shares of any other Parity Stock having similar voting rights, each class or series shall have a number of votes proportionate to the aggregate liquidation preference of the outstanding shares of such class or series.

(b)	The Company may, without the consent of the holders of Redeemable Convertible Preferred Stock, and in taking such actions the Company shall not be deemed to have affected adversely the rights, preferences, privileges or voting rights of holders of shares of Redeemable Convertible Preferred Stock, (i) authorize, increase the authorized amount of, or issue any class or series of Junior Stock or (ii) amend, alter or repeal any of the provisions of the Certificate of Incorporation or this Certificate of Designations in connection with any merger or consolidation of the Company of the type described in Section 14(f)(i) hereof or any statutory exchange of securities of the Company with another Person of the type described in Section 14(f)(iv) hereof; provided, however, that, subject to Section 11 hereof, in the event the Company does not survive the transaction, the shares of the Redeemable Convertible Preferred Stock will become shares of the successor Person, having in respect of such successor Person the same rights, preferences or voting powers as the shares of the Redeemable Convertible Preferred Stock immediately prior to the consummation of such merger, consolidation, or statutory exchange, except that they shall be convertible into the kind and amount of cash, securities and other property as determined in accordance with Section 14(f) hereof; and provided further, however, that, following any such merger, consolidation or statutory exchange, such successor Person shall succeed to and be substituted for the Company with respect to, and may exercise all of the rights and powers of the Company under, this Certificate of Designations and the Redeemable Convertible Preferred Stock.

(6)	Liquidation, Dissolution or Winding Up.

(a)	In the event of any liquidation, winding-up or dissolution of the Company, whether voluntary or involuntary, subject to the rights of holders of any outstanding Senior Stock or Parity Stock, each Holder shall be entitled to receive and to be paid out of the assets of the Company available for distribution to its stockholders the Liquidation Preference (subject to adjustment for stock splits, combinations or reclassifications of the Redeemable Convertible Preferred Stock), plus all accrued, cumulated and unpaid dividends thereon in preference to the holders of, and before any payment or distribution is made on, any Junior Stock, including, without limitation, on any Common Stock.

(b)	Neither the sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all the assets or business of the Company (other than in connection with the liquidation, winding-up or dissolution of its business), nor the merger or consolidation of the Company into or with any other Person, shall be deemed to be a liquidation, winding-up or dissolution, voluntary or involuntary, for the purposes of this Section 6.

(c)	After the payment to the Holders of the full preferential amounts provided for in Section 6(a), the Holders as such shall have no right or claim to any of the remaining assets of the Company.

(d)	In the event the assets of the Company available for distribution to the Holders upon any liquidation, winding-up or dissolution of the Company, whether voluntary or involuntary, shall be insufficient to pay in full all amounts to which such holders are entitled pursuant to Section 6(a), no such distribution shall be made on account of any shares of Parity Stock upon such liquidation, dissolution or winding-up, unless proportionate distributable amounts shall be paid on account of the shares of Redeemable Convertible Preferred Stock, ratably, in proportion to the full distributable amounts for which holders of all Redeemable Convertible Preferred Stock and of any Parity Stock are entitled upon such liquidation, winding-up or dissolution.

(7)	Conversion at the Option of the Holder.

(a)	Each Holder shall have the right, at any time, at its option, from the Issue Date to convert, subject to the terms and provisions of this Section 7 and Section 12(b), any or all of such Holder’s shares of Redeemable Convertible Preferred Stock into shares of Common Stock by providing written notice to the Company and the Transfer Agent as provided in this Section 7. In such case, the shares of Redeemable Convertible Preferred Stock shall be converted into such whole number of shares of Common Stock as is equal to the product of the number of shares of Redeemable Convertible Preferred Stock being so converted multiplied by the quotient of (i) the Liquidation Preference divided by (ii) the Conversion Price then in effect, with any resulting fractional shares of Common Stock to be settled in accordance with Section 13.

(b)	Any written notice of conversion pursuant to this Section 7 shall be duly executed by the Holder, and specify:

(i)	the number of shares of Redeemable Convertible Preferred Stock to be converted;

(ii)	the name(s) in which such Holder desires the shares of Common Stock issuable upon conversion to be registered and whether such shares of Common Stock are to be issued in book entry or certificated form (subject to compliance with the other provisions of this Certificate of Designations and the applicable rules of the Transfer Agent, the Depositary and the American Stock Exchange as well as applicable legal requirements, if any, if such shares are to be issued in a name other than the name of the Holder); and

(iii)	any other transfer forms, tax forms or other relevant documentation required and specified by the Company or the Transfer Agent, if necessary, to effect the conversion.

(c)	If specified by the Holder in the notice of conversion that shares of Common Stock issuable upon conversion of the Redeemable Convertible Preferred Stock shall be issued to a Person other than the Holder surrendering the shares of Redeemable Convertible Preferred Stock being converted, the Holder shall pay or cause to be paid any transfer or similar taxes payable in connection with the shares of Common Stock so issued.

(d)	Upon receipt by the Transfer Agent of a completed and duly executed notice of conversion as set forth in Section 7(b), compliance with Section 7(c), if applicable, and upon surrender of the certificate(s), if any, representing the share(s) of Redeemable Convertible Preferred Stock to be converted and any payment required by Section 7(f), the Company shall, within three Business Days or as soon as possible thereafter, issue and shall instruct the Transfer Agent to register the number of shares of Common Stock to which such Holder shall be entitled upon conversion in the name(s) specified by such Holder in the notice of conversion. If a Holder elects to hold its shares of Common Stock issuable upon conversion of the Redeemable Convertible Preferred Stock in certificated form (if such is permitted by the Certificate of Designations and the applicable rules of the Transfer Agent, the Depositary and the American Stock Exchange), the Company shall promptly send or cause to be sent, by hand delivery (with receipt to be acknowledged) or by first-class mail, postage prepaid, to such Holder, at the address designated by such Holder in the written notice of conversion, a certificate or certificates representing the number of shares of Common Stock to which such Holder shall be entitled upon conversion. In the event that there shall have been surrendered a certificate or certificates representing shares of Redeemable Convertible Preferred Stock, only part of which are to be converted, the Company shall issue and deliver to such Holder or such Holder’s designee in the manner provided in the immediately preceding sentence a new certificate or certificates representing the number of shares of Redeemable Convertible Preferred Stock that shall not have been converted, or shall instruct the Transfer Agent to register the number of such Holder’s shares of Redeemable Convertible Preferred Stock that shall not have been converted, in either case in the name(s) specified by such Holder in the notice of conversion.

(e)	The issuance by the Company of shares of Common Stock upon a conversion of shares of Redeemable Convertible Preferred Stock in accordance with the terms hereof shall be deemed effective immediately prior to the close of business on the day of receipt by the Transfer Agent of the notice of conversion and other documents, if any, set forth in Section 7(b) hereof, compliance with Section 7(c), if applicable, and the surrender by such Holder or such Holder’s designee of the certificate or certificates, if any, representing the shares of Redeemable Convertible Preferred Stock to be converted, duly assigned or endorsed for transfer to the Company (or accompanied by duly executed stock powers relating thereto).

(f)	A Holder at the close of business on a Record Date will be entitled to receive the dividend payment on its shares of the Redeemable Convertible Preferred Stock on the corresponding Dividend Payment Date, notwithstanding the conversion of such shares following such date or a default by the Company with respect to the payment of the dividend due on that Dividend Payment Date. However, shares of Redeemable Convertible Preferred Stock surrendered for conversion during the period between the close of business on any Record Date and the close of business on the Business Day immediately preceding the applicable Dividend Payment Date must be accompanied by payment of an amount equal to the dividend payable on such shares on the applicable Dividend Payment Date. A Holder on a Record Date who (or whose transferee) tenders any shares for conversion on the corresponding Dividend Payment Date is entitled to receive the dividend payable on the Redeemable Convertible Preferred Stock on the corresponding Dividend Payment Date, and the converting Holder need not include payment of the amount of such dividend upon surrender of shares of Redeemable Convertible Preferred Stock for conversion. Notwithstanding the foregoing, if a Holder has surrendered its shares of the Redeemable Convertible Preferred Stock for conversion during the period between the close of business on any Record Date and the opening of business on the corresponding Dividend Payment Date, and the Company has exercised its redemption right pursuant to Section 10 with respect to such shares of Redeemable Convertible Preferred Stock during such period or on such corresponding Dividend Payment Date, or if the Company has specified a Change of Control Purchase Date during such period or on such corresponding Dividend Payment Date pursuant to Section 11, a Holder who tenders such shares for conversion will receive the dividend payable on such Dividend Payment Date and need not include payment of the amount of such dividend upon surrender of such shares of Redeemable Convertible Preferred Stock for conversion.

(g)

Except as described in Section 7(f), upon any optional conversion of the Redeemable Convertible Preferred Stock, the Company will make no payment or allowance for unpaid dividends, whether or not in arrears, on the Redeemable Convertible Preferred Stock surrendered for conversion or for dividends on the shares of Common Stock issued upon conversion

(h)	Overall Cap on Conversion; Notice of Limitation on Conversions. Notwithstanding any provision of this Certificate of Designations to the contrary, the number of shares of Common Stock issuable by the Company (A) upon the conversion of all shares of Redeemable Convertible Preferred Stock (including upon conversion of shares of Redeemable Convertible Preferred Stock issued in payment of dividends) and/or (B) in connection with any redemption pursuant to Section 9(a) shall not exceed 19.999% of the number of shares of Common Stock outstanding on the date of the Commitment Letter, subject to appropriate adjustment for stock splits, stock dividends, or other similar recapitalizations affecting the Common Stock (as adjusted, the “MAXIMUM COMMON STOCK ISSUANCE”), unless the issuance of shares of Common Stock (A) upon the conversion of all shares of Redeemable Convertible Preferred Stock (including upon conversion of shares of Redeemable Convertible Preferred Stock issued in payment of dividends) and/or (B) in connection with any redemption pursuant to Section 9(a) in excess of the Maximum Common Stock Issuance shall first be approved by the Company’s stockholders in accordance with applicable law, the rules, regulations and listing standards of the American Stock Exchange and the Bylaws and Certificate of Incorporation of the Company (each as amended). In the event that (i) an adjustment to the Conversion Price hereunder or (ii) the payment of a dividend on the Redeemable Convertible Preferred Stock in additional shares of the Redeemable Convertible Preferred Stock results in the sum of (i) the number of shares of Common Stock then issuable by the Company upon the conversion of all outstanding shares of the Redeemable Convertible Preferred Stock (after giving effect to such adjustment in the Conversion Price or such dividend payment in additional shares of the Redeemable Convertible Preferred Stock, as the case may be) and/or in connection with any redemption pursuant to Section 9(a), plus (ii) the number of shares of Common Stock previously issued upon conversion of shares of Redeemable Convertible Preferred Stock or in connection with any redemption pursuant to Section 9(a) exceeding the Maximum Common Stock Issuance, then the Company will, within five Business Days of the date of such adjustment or payment, provide written notice to the Holders regarding such fact and the resulting potential limitation on the Holders’ ability to convert shares of the Redeemable Convertible Preferred Stock into Common Stock.

(8)	Optional Conversion Make-Whole Payment.

(a)

If a Holder elects to convert its shares of Redeemable Convertible Preferred Stock prior to December 15, 2007, such Holder will receive a special optional conversion make-whole payment equal to two quarterly dividends per share on the Liquidation Preference (an aggregate of $10.00 per share), payable in cash (provided the Company is permitted to do so under the terms of the Company’s then-outstanding Indebtedness, Senior Stock and Parity Stock) or shares of Common Stock, at the Company’s option (“OPTIONAL CONVERSION MAKE-WHOLE PAYMENT”).

(b)	The Company will notify the Holder whether such Optional Conversion Make-Whole Payment will be paid in cash or in shares of Common Stock within 2 Business Days after the date of the Company’s receipt of the Holder’s written notice of conversion delivered pursuant to Section 7.

If the Company elects to pay the Optional Conversion Make-Whole Payment in shares of Common Stock, (i) the number of shares of Common Stock to be paid in satisfaction of the Optional Conversion Make-Whole Payment shall be calculated based on the forward 15-day Volume Weighted Average Price, commencing with the first Trading Day after the date of the Holder’s written notice of conversion, or, if less, the Volume Weighted Average Price for the number of Trading Days between the date of the Holder’s written notice of conversion and the day that is 2 Business Days before consummation of any Change of Control (the “REFERENCE PRICE”); provided, however, that if the Shelf Registration Statement is not then effective, the number of shares of Common Stock to be paid in satisfaction of the Optional Conversion Make-Whole Payment shall be calculated based on 90% of the Reference Price; and (ii) such shares shall be delivered to the Holder on or before the earlier of the twenty-first (21st) day after the date of the Company’s receipt of the Holder’s written notice of conversion or the day prior to the consummation of any Change of Control. If the Company elects to pay the Optional Conversion Make-Whole Payment in cash, the Company will pay such amount within four Business Days of the date of the Company’s receipt of the Holder’s written notice of conversion.

(9)	Mandatory Redemption.

(a)

On March 15, 2012 (the “MANDATORY REDEMPTION DATE”), each Holder of Redeemable Convertible Preferred Stock will have the right to require the Company to redeem, in cash, from any source of funds legally available therefor and subject to the terms of any of the Company’s Indebtedness, Senior Stock or Parity Stock all or any of such Holder’s shares of Redeemable Convertible Preferred Stock, at a cash price per share (the “MANDATORY REDEMPTION PRICE”) equal to the sum of the Liquidation Preference plus an amount equal to all accrued and unpaid dividends on one share of Redeemable Convertible Preferred Stock, whether or not declared prior to that date, for the then-current Dividend Period through the Mandatory Redemption Date and all prior dividend periods (other than previously declared dividends on shares of Redeemable Convertible Preferred Stock payable to Holders of record as of a prior date), provided that the Company is legally permitted to pay such dividends on the Mandatory Redemption Date. If the Company is not legally permitted to pay dividends on the Mandatory Redemption Date, such Holders will have the right to receive, in lieu of cash in payment of such dividends, an additional number of whole shares of Common Stock equal to the amount of dividends otherwise payable divided by the average Closing Price of the Common Stock for the five Trading Days ending on the Mandatory Redemption Date, with any resulting fractional share of Common Stock to be settled in accordance with Section 13.

(b)	Each Holder desiring to exercise its right to require redemption of all or any of its shares of Redeemable Convertible Preferred Stock pursuant to this Section 9 must deliver a written notice of such election to the Company on or after January 15, 2012 but in any event at least 10 Business Days prior to the Mandatory Redemption Date. Any written notice of such Holder’s election to require redemption pursuant to this Section 9 shall be duly executed by the Holder and specify the number of shares of Redeemable Convertible Preferred Stock to be redeemed.

(c)	The Company shall provide each Holder who has notified the Company of its redemption election pursuant to Section 9(b) with a written notice of the Holder’s rights to require redemption (addressed to each such Holder at its address as it appears on the stock transfer books of the Company or its Transfer Agent), not later than five Business Days prior to the Mandatory Redemption Date. The Company’s notice of redemption shall specify (i) the Mandatory Redemption Price; (ii) that the Holders who have elected to redeem their shares are to surrender to the Company their shares of Redeemable Convertible Preferred Stock in the manner and at the place designated in the notice; and (iii) that the Holders may obtain payment of the Mandatory Redemption Price upon surrender of their shares of Redeemable Convertible Preferred Stock in the manner and at the place designated in the notice. If funds are available on the Mandatory Redemption Date, then whether or not shares of Redeemable Convertible Preferred Stock are surrendered for payment of the Mandatory Redemption Price, shares of Redeemable Convertible Preferred Stock subject to redemption pursuant to this Section 9 shall no longer be outstanding, dividends shall cease to accrue on such shares and the Holders thereof shall cease to have any rights with respect to such shares of Redeemable Convertible Preferred Stock on and after the Mandatory Redemption Date, except for the right to receive the Mandatory Redemption Price, without interest, upon the surrender of such shares.

(d)

The funds necessary for the payment of the Mandatory Redemption Price shall be deposited with the Transfer Agent in trust at least one Business Day prior to the Mandatory Redemption Date, for the pro rata benefit of the Holders of record as they appear on the stock transfer books of the

Company or its Transfer Agent, so as to be and continue to be available therefor. The deposit of monies in trust with the Transfer Agent up to the amount necessary for the payment of the aggregate Mandatory Redemption Price shall be irrevocable except that the Company shall be entitled to receive from the Transfer Agent the interest earned on monies so deposited in trust, and the Holders of the shares of Redeemable Convertible Preferred Stock redeemed shall have no claim to such interest or other earnings, and any balance of monies so deposited by the Company and unclaimed by the Holders entitled thereto at the expiration of two years from the Mandatory Redemption Date shall be repaid, together with any interest or other earnings thereon, to the Company, and after any such repayment, the Holders of the shares of Redeemable Convertible Preferred Stock entitled to the funds so repaid to the Company shall look only to the Company for such payment, without interest. On the Mandatory Redemption Date and subject to the receipt by the Company of a completed and duly executed notice of redemption pursuant to Section 9(b), compliance with the instructions set forth in the notice provided by the Company pursuant to Section 9(c), including surrender of any certificates representing share(s) of Redeemable Convertible Preferred Stock to be redeemed, the Company shall instruct the Transfer Agent to pay the Mandatory Redemption Price to each Holder who has duly exercised its redemption rights pursuant to this Section 9 for each share of Redeemable Convertible Preferred Stock of such Holder subject to redemption under this Section 9.

(10)	Optional Redemption.

(a)	(i) The Company will not have the right to redeem all or a portion of the outstanding Redeemable Convertible Preferred Stock prior to June 15, 2008, provided that if a Change of Control occurs at any time prior to June 15, 2009, in which case the Company will have the option to redeem all or a portion of the Redeemable Convertible Preferred Stock for an amount in cash per share equal to the sum of (1) 125% of the then-effective Conversion Price multiplied by the number of shares of Common Stock into which one share of Redeemable Convertible Preferred Stock is then convertible, plus (2) all accrued and unpaid dividends on one share of Redeemable Convertible Preferred Stock, whether or not declared prior to the Optional Redemption Date (as defined below), for the then-current dividend period until the Optional Redemption Date and all prior dividend periods (other than previously declared dividends on the Redeemable Convertible Preferred Stock payable to Holders of record as of a prior date) (such per-share sum, the “CHANGE OF CONTROL REDEMPTION PRICE”).

(ii) Other than upon the occurrence of a Change of Control, from June 15, 2008 through March 31, 2009, the Redeemable Convertible Preferred Stock will be redeemable by the Company only in the event the Closing

Price of the Common Stock equals or exceeds 125% of the then-effective Conversion Price for at least 20 Trading Days in any 30 consecutive Trading Day period, including the last Trading Day of such 30 day period and ending on the Trading Day prior to the date (the “OPTIONAL REDEMPTION NOTICE DATE”) on which the Company notifies the Holders (pursuant to Section 10(c) below) that the Company is exercising its option to cause the redemption of the Redeemable Convertible Preferred Stock pursuant to this Section 10. After March 31, 2009, the Redeemable Convertible Preferred Stock may be redeemed by the Company at any time, without regard to the Closing Price or Market Value of the Common Stock for any period. Any such redemption will be in cash in an amount per share equal to the Liquidation Preference, plus any accrued and unpaid dividends, whether or not declared, plus an additional amount equal to the Liquidation Preference multiplied by the then-effective Dividend Rate, multiplied by the Optional Redemption Factor (such per-share sum, the “OPTIONAL REDEMPTION PRICE”).

(iii) At any time, the Company may only exercise the redemption right provided for in Section 10(a)(ii) if the Shelf Registration Statement is then effective.

(b)	If fewer than all the outstanding shares of Redeemable Convertible Preferred Stock are to be redeemed pursuant to Section 10(a)(i) or (ii), the shares of Redeemable Convertible Preferred Stock to be so redeemed will be selected by the Company or its Transfer Agent, in accordance with applicable law and any governing agreements, on a pro rata basis or as nearly thereto as practical, based on the ownership of the shares of Redeemable Convertible Preferred Stock as of the date the Company provides notice to the Holders pursuant to Section 10(c) of the Optional Redemption Notice Date.

(c)

To exercise its redemption rights under this Section 10, the Company must issue a press release for publication (the “OPTIONAL REDEMPTION NOTICE”) announcing such redemption. The Company shall also give notice by first class mail, postage prepaid or publication (with subsequent prompt notice by mail), and in the case of notice by mail, to the Holders of record as they appear on the stock register of the Company or its Transfer Agent (not more than four Business Days after the date of the press release) announcing such redemption. In addition to any information required by applicable law or regulation, the Optional Redemption Notice shall state, as appropriate: (i) the date on which shares of Redeemable Convertible Preferred Stock shall be redeemed (the “OPTIONAL REDEMPTION DATE”), which shall be no more than 10 days following the Optional Redemption Notice Date; (ii) the number of shares of Redeemable Convertible Preferred Stock to be redeemed on the Optional Redemption Date; (iii) the Change of Control Redemption Price or the Optional Redemption Price, as the case may be, to be paid on the Optional

Redemption Date; (iv) that dividends on shares of Redeemable Convertible Preferred Stock to be so redeemed will cease to accrue on the Optional Redemption Date; and (v) instructions for surrendering shares of Redeemable Convertible Preferred Stock for redemption.

(d)	The funds necessary for the payment of the Change of Control Redemption Price or the Optional Redemption Price, as the case may be, shall be deposited with the Transfer Agent in trust at least one Business Day prior to (or in the case of an optional redemption pursuant to Section 10(a), on) the Optional Redemption Date, for the pro rata benefit of the Holders of record as they appear on the stock register of the Company or its Transfer Agent, so as to be, and continue to be, available therefor.

(e)	From and after the Optional Redemption Date, and subject to prior deposit by the Company in trust of funds with the Transfer Agent pursuant to Section 10(d) above, the shares of the Redeemable Convertible Preferred Stock to be redeemed shall no longer be deemed to be outstanding, dividends will cease to accrue on such shares and all rights of the Holders thereof, including the right to convert such shares of Redeemable Convertible Preferred Stock into shares of Common Stock, shall cease and terminate, except for the right of the Holders, upon surrender of such shares, to receive the Change of Control Redemption Price or the Optional Redemption Price, as the case may be, payable upon the redemption thereof.

(f)	The deposit of monies in trust with the Transfer Agent up to the amount necessary for the payment of the aggregate Optional Redemption Price or Change of Control Redemption Price, as the case may be, shall be irrevocable, except that the Company shall be entitled to receive from the Transfer Agent the interest earned on monies so deposited in trust, and the Holders of the shares of Redeemable Convertible Preferred Stock redeemed shall have no claim to such interest or other earnings, and any balance of monies so deposited by the Company and unclaimed by the Holders entitled thereto at the expiration of two years from the Optional Redemption Date shall be repaid, together with any interest or other earnings thereon, to the Company, and after any such repayment, the Holders of the shares of Redeemable Convertible Preferred Stock entitled to funds so repaid to the Company shall look only to the Company for such payment, without interest.

(11)	Redemption Upon a Change of Control.

(a)

Upon the occurrence of a Change of Control, each Holder shall have the right to require the Company to redeem, in cash from legally available funds and provided that the Company is permitted to do so under the terms of any then-outstanding Indebtedness, Senior Stock or Parity Stock, all or any of its shares of Redeemable Convertible Preferred Stock, on the date that is 45 days after the date the Company provides notice of a Change of Control pursuant to Section 11(b) (the “CHANGE OF CONTROL PURCHASE DATE”) at a cash price per share equal to the Change of Control Redemption Price.

(b)	In the event of a Change of Control, unless the Company shall have earlier provided an Optional Redemption Notice under Section 10(c) with respect to the redemption of all outstanding shares of the Redeemable Convertible Preferred Stock, the Company must give notice of such Change of Control on a date (the “CHANGE OF CONTROL NOTICE DATE”) that is within 10 Trading Days after the effective date of the Change of Control (the “CHANGE OF CONTROL EFFECTIVE DATE”), by mail, to each Holder, at such Holder’s address as the same appears on the stock register of the Company or its Transfer Agent. Each such notice shall state (i) that a Change of Control has occurred and a description of the resulting redemption right; (ii) the Change of Control Redemption Price and the Change of Control Purchase Date; and (iii) instructions each Holder must follow to exercise its redemption right.

(c)	In order to exercise the redemption right upon a Change of Control, a Holder must deliver to the Company prior to the Change of Control Purchase Date, a notice in compliance with the instructions provided in the Company’s notice given pursuant to Section 11(b) above (the “CHANGE OF CONTROL NOTICE”). A Holder may withdraw a Change of Control Notice by delivering a written notice of withdrawal to the Transfer Agent prior to the close of business on the Business Day prior to the Change of Control Purchase Date, stating (i) the number of shares of Redeemable Convertible Preferred Stock that are being withdrawn; (ii) the certificate numbers of the withdrawn shares of Redeemable Convertible Preferred Stock (if any such shares are evidenced by certificates); and (iii) the number of shares of Redeemable Convertible Preferred Stock, if any, which remain subject to the Holder’s Change of Control Notice.

(d)	If funds are available on the Change of Control Purchase Date, then whether or not shares are surrendered for payment of the Change of Control Redemption Price, shares of Redeemable Convertible Preferred Stock tendered for redemption and not validly withdrawn pursuant to this Section 11 shall no longer be outstanding, dividends will cease to accrue on such shares and the Holders thereof shall cease to have any rights with respect to such shares of Redeemable Convertible Preferred Stock on and after the Change of Control Purchase Date except for the right to receive the Change of Control Redemption Price, without interest, upon the surrender of such shares.

(e)

The funds necessary for the payment of the Change of Control Redemption Price shall be deposited with the Transfer Agent in trust at least one Business Day prior to the Change of Control Purchase Date, for the pro rata benefit of the Holders of record as they appear on the stock register of the Company or its Transfer Agent, so as to be, and continue to be, available therefor. The deposit of monies in trust with the Transfer Agent up to the amount necessary for the payment of the aggregate Change of Control Redemption Price shall be irrevocable, except that the Company shall be entitled to receive from the Transfer Agent the interest earned on monies so deposited in trust, and the Holders of the shares of Redeemable Convertible Preferred Stock converted shall have no claim to such interest or other earnings, and any balance of monies so deposited by the Company and unclaimed by the Holders entitled thereto at the expiration of two years from the Change of Control Purchase Date shall be repaid, together with any interest or other earnings thereon, to the Company, and after any such repayment, the Holders of the shares of Redeemable Convertible Preferred Stock entitled to the funds so repaid to the Company shall look only to the Company for such payment, without interest. On the Change of Control Purchase Date and subject to the receipt by the Transfer Agent of a completed and duly executed Change of Control Notice and compliance with the instructions set forth in the notice provided by the Company pursuant to Section 11(b), including surrender of any certificates representing share(s) of Redeemable Convertible Preferred Stock to be redeemed, the Company shall instruct the Transfer Agent to pay the Change of Control Purchase Price to each Holder who has duly exercised its redemption rights pursuant to this Section 11 for each share of Redeemable Convertible Preferred Stock of such Holder subject to redemption under this Section 11.

(12)	Reservation of Common Stock.

(a)

The Company shall at all times reserve and keep available out of its authorized and unissued Common Stock or shares held in the treasury of the Company, solely for issuance upon the conversion, or in payment of accrued and unpaid dividends upon redemption pursuant to Section 9(a), of shares of Redeemable Convertible Preferred Stock as herein provided, free from any preemptive or other similar rights, such number of shares of Common Stock as shall from time to time be issuable upon the conversion, or in payment of accrued and unpaid dividends upon redemption pursuant to Section 9(a), of all the shares of Redeemable Convertible Preferred Stock then outstanding, or potentially issuable as dividends through the Mandatory Redemption Date, assuming the Company is not eligible to pay dividends pursuant to Section 3A in cash or shares of Common Stock. For purposes of this Section 12(a), the number of shares of Common Stock that shall be deliverable upon the conversion, or in payment of accrued and unpaid dividends upon redemption pursuant to Section 9(a), of all outstanding or potentially issuable shares of Redeemable Convertible Preferred Stock shall be computed as if at the time of computation all such outstanding shares were held by a single Holder. The Company shall at all times reserve and keep available out of its authorized and unissued shares of Redeemable Convertible Preferred Stock or shares held in the treasury of the Company, solely for issuance as dividends on shares of Redeemable Convertible Preferred Stock as herein provided, free from any preemptive or other similar rights, such number of shares of Redeemable Convertible Preferred Stock that are potentially issuable as dividends through the Mandatory Redemption Date, assuming the Company is not eligible to pay dividends pursuant to Section 3A in cash or shares of Common Stock.

(b)	Notwithstanding the foregoing Section 12(a), but subject to Section 7(h), the Company shall be entitled to deliver upon conversion, or in payment of accrued and unpaid dividends upon redemption pursuant to Section 9(a), of shares of Redeemable Convertible Preferred Stock or issued in payment of dividends on the Redeemable Convertible Preferred Stock, as herein provided, shares of Common Stock reacquired and held in the treasury of the Company (in lieu of the issuance of authorized and unissued shares of Common Stock), so long as any such treasury shares are free and clear of all Liens (other than Liens created by the Holders).

(c)	All shares of Common Stock delivered in payment of dividends on, or upon conversion, or in payment of accrued and unpaid dividends upon redemption pursuant to Section 9(a), of, the Redeemable Convertible Preferred Stock and all shares of Redeemable Convertible Preferred Stock delivered as payment of dividends shall be duly authorized, validly issued, fully paid and non-assessable, free and clear of all Liens (other than Liens created by the Holders).

(d)	Prior to the delivery of any securities that the Company shall be obligated to deliver upon conversion, or in payment of accrued and unpaid dividends upon redemption pursuant to Section 9(a), of the Redeemable Convertible Preferred Stock or as payment of dividends, the Company shall use its reasonable best efforts to comply with all federal and state laws and regulations thereunder regarding the registration of such securities with, or any approval of or consent to the delivery thereof by, any governmental authority.

(e)

The Company hereby covenants and agrees that, if at any time the Common Stock shall be listed on the American Stock Exchange or any other national securities exchange or automated quotation system, the Company will, if permitted by the rules of such exchange or automated quotation system, list and keep listed, so long as the Common Stock shall be so listed on such exchange or automated quotation system, all Common Stock issuable upon conversion, or in payment of accrued and unpaid dividends upon redemption pursuant to Section 9(a), of the Redeemable Convertible Preferred Stock or issued in payment of dividends on the Redeemable Convertible Preferred Stock; provided, however, that if the rules of such exchange or automated quotation system permit the

Company to defer the listing of such Common Stock until the first conversion of Redeemable Convertible Preferred Stock into Common Stock or first issuance of Common Stock in payment of dividends on the Redeemable Convertible Preferred Stock in accordance with the provisions hereof, the Company covenants to list such Common Stock issuable upon conversion of the Redeemable Convertible Preferred Stock or issued in payment of dividends on the Redeemable Convertible Preferred Stock in accordance with the requirements of such exchange or automated quotation system at such time.

(13)	Fractional Shares.

(a)	No fractional shares of Common Stock will be issued as a result of any conversion of shares of Redeemable Convertible Preferred Stock or any payment of accrued and unpaid dividends in shares of Common Stock in lieu of cash upon redemption pursuant to Section 9(a) and, in lieu thereof, a cash adjustment will be paid to each Holder that would otherwise be entitled to a fraction of a share of Common Stock. Any portion of any such payment that is declared and not paid through the delivery of Common Stock will be paid in cash based on the Closing Price of Common Stock on the Trading Day immediately preceding the date of conversion or redemption (as the case may be). Notwithstanding the foregoing, in the event that the Company is not permitted by the terms of any outstanding Indebtedness to pay the amount required under this Section 13(a) in cash, the Company will deliver one share of Common Stock in lieu of a fractional share of Common Stock.

(b)	If more than one share of the Redeemable Convertible Preferred Stock is surrendered for conversion at one time by or for the same Holder, the number of full shares of Common Stock issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares of the Redeemable Convertible Preferred Stock so surrendered.

(14)	Adjustments to the Conversion Price and Dividend Rate.

(a)	The Conversion Price shall be subject to the following adjustments:

(i)

Stock Dividends and Distributions. In case the Company shall pay or make a dividend or other distribution on any Capital Stock (other than the Redeemable Convertible Preferred Stock) in shares of Common Stock, the Conversion Price, as in effect at the opening of business on the day following the date fixed for the determination of stockholders entitled to receive such dividend or other distribution, shall be decreased by multiplying such Conversion Price by a fraction of which the numerator shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination and the denominator shall be the sum of such number of shares of Common Stock outstanding and the total number of shares of Common Stock constituting such dividend or other distribution, such increase to become effective immediately after the opening of business on the day following the date fixed for such determination. For the purposes of this Section 14(a)(i), the number of shares of Common Stock at the time outstanding shall not include shares held in the treasury of the Company but shall include any shares issuable in respect of any scrip certificates issued in lieu of fractions of shares of Common Stock. The Company will not pay any dividend or make any distribution on shares of Common Stock held in the treasury of the Company.

(ii)	Dilutive Issuances. In case the Company issues or sells, or is deemed to have issued or sold, any shares of its Common Stock (other than Excluded Stock) for consideration per share less than $2.25 (which price is shall be adjusted from time to time in the manner set forth in Sections 14(a)(i) and 14(a)(iv)) (as so adjusted, the “THRESHOLD PRICE”), then immediately upon such issue or sale, the Conversion Price shall be reduced to the price determined by multiplying the Conversion Price in effect immediately prior to such time by a fraction:

(A)	the numerator of which shall be (x) the number of shares of Common Stock outstanding immediately prior to such issue or sale (assuming the exercise of all Options that are then vested or that would become vested upon liquidation, dissolution or winding-up of the Company at such time and the conversion of all Convertible Securities that are then convertible) multiplied by the Threshold Price, plus (y) the total number of additional shares of Common Stock so issued or sold multiplied by the price per share at which such shares of Common Stock were so issued or sold; and

(B)	the denominator of which shall be the number of shares of Common Stock outstanding immediately after such issue or sale (assuming the exercise of all Options that are then vested or that would become vested upon liquidation, dissolution or winding-up of the Company at such time and the conversion of all Convertible Securities that are then convertible) multiplied by the Threshold Price.

(C)

For purposes of this Section 14(a)(ii), “EXCLUDED STOCK” means shares of Common Stock (in each case as adjusted for any stock splits, stock dividends, recapitalizations, combinations or similar transactions), Options and Convertible Securities issued (i) pursuant to one or more Approved Plans, (ii) upon conversion of the Redeemable Convertible Preferred Stock, (iii) upon conversion, exercise or exchange of any Options or Convertible Securities outstanding as of the Issue Date pursuant to and in accordance with the terms of such Options or Convertible Securities as of such date, (iv) pursuant to the Investment Rollover Rights, (v) pursuant to the preemptive rights set forth in Section 13 of the Certificate of Designations, dated December 1, 2006, governing the Senior Redeemable Preferred Stock (the “SENIOR REDEEMABLE PREFERRED STOCK CERTIFICATE OF DESIGNATIONS”), and (vi) in connection with any stock splits or stock dividends, or any recapitalizations, reorganizations, mergers or consolidations contemplated by Section 14(f).

(iii)	Options and Convertible Securities. For purposes of determining the adjusted Conversion Price under Section 14(a)(ii), the following shall be applicable (it being acknowledged that the issuance of Excluded Stock shall not be subject to the provisions of this Section 14(a)(iii)):

(A)

If the Company in any manner issues or grants any options, warrants, or similar rights (“OPTIONS”) to purchase or acquire Common Stock or Capital Stock convertible or exchangeable, with or without consideration, into or for Common Stock (“CONVERTIBLE SECURITIES”) and the price per share for which Common Stock is issuable upon the exercise of such Options or upon conversion or exchange of such Convertible Securities is less than the Threshold Price in effect immediately prior to the time of the granting of such Options, then the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon conversion or exchange of the total maximum amount of such Convertible Securities issuable upon the exercise of such Options shall be deemed to be outstanding and to have been issued and sold by the Company for such price per share on the date of such issuance or grant. For purposes of this subparagraph, the “price per share for which Common Stock is issuable” shall be determined by dividing (a) the total amount, if any, received or receivable by the Company as consideration for the granting of such Options, plus the minimum aggregate amount of additional consideration payable to the Company upon exercise of all such Options, plus, in the case of such Options which relate to Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable to the Company upon the issuance or sale of such Convertible Securities and the conversion or exchange of such Convertible Securities, by (b) the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon the conversion or exchange of all such Convertible Securities issuable upon the exercise of such Options. No further adjustment of the Conversion Price shall be made when Convertible Securities are actually issued upon the exercise of such Options or when Common Stock is actually issued upon the exercise of such Options or the conversion or exchange of such Convertible Securities.

(B)	If the Company in any manner issues or sells any Convertible Securities and the price per share for which Common Stock is issuable upon such conversion or exchange is less than the Threshold Price, then the maximum number of shares of Common Stock issuable upon conversion or exchange of such Convertible Securities shall be deemed to be outstanding and to have been issued and sold by the Company for such price per share on the date of such issuance or sale. For the purposes of this subparagraph, the “price per share for which Common Stock is issuable” shall be determined by dividing (a) the total amount received or receivable by the Company as consideration for the issue or sale of such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Company upon the conversion or exchange of such Convertible Securities, by (b) the total maximum number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities. No further adjustment of the Conversion Price shall be made when Common Stock is actually issued upon the conversion or exchange of such Convertible Securities, and if any such issue or sale of such Convertible Securities is made upon exercise of any Options for which adjustments of the Conversion Price had been or are to be made pursuant to other provisions of this Section 14(a)(iii), no further adjustment of the Conversion Price shall be made by reason of such issue or sale.

(C)

If the exercise price provided for in any Options, the additional consideration, if any, payable upon the conversion or exchange of any Convertible Securities or the rate at which any Convertible Securities are convertible into or exchangeable for Common Stock changes at any time, the Conversion Price in effect at the time of such change shall be readjusted to the Conversion Price which would have been in effect at such time had an adjustment been made upon the issuance of such Options or Convertible Securities still outstanding on the basis of such changed exercise price, additional consideration, or changed Conversion Price, as the case may be, at the time initially granted, issued, or sold.

(D)	Upon the expiration of any Option or the termination of any right to convert or exchange any Convertible Security without the exercise of any such Option or right, the Conversion Price then in effect shall be adjusted to the Conversion Price which would have been in effect at the time of such expiration or termination had such Option or Convertible Security, to the extent outstanding immediately prior to such expiration or termination, never been issued.

(E)	If any Common Stock, Option or Convertible Security is issued or sold or deemed to have been issued or sold for cash, the consideration received for such Common Stock, Option or Convertible Security shall be deemed to be the net amount received by the Company for such Common Stock, Option or Convertible Security. In case any Common Stock, Options or Convertible Securities are issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Company shall be the fair market value of such non-cash consideration as of the date of receipt as determined by the Board of Directors. If any Common Stock, Option or Convertible Security is issued in connection with any merger in which the Company is the surviving Person, the amount of consideration for such Common Stock, Option, or Convertible Security shall be deemed to be the fair market value (as determined by the Board of Directors) of such portion of the net assets and business of the non-surviving Person as is attributable to such Common Stock, Options or Convertible Securities, as the case may be.

(F)	In case any Option is issued in connection with the issue or sale of other securities of the Company, together comprising one integrated transaction in which no specific consideration is allocated to such Option by the parties to such transaction, the Option shall be deemed to have been issued for a consideration of $0.0006.

(G)	The number of shares of Common Stock outstanding at any given time does not include shares owned or held by or for the account of the Company or any Subsidiary, and the disposition of any shares so owned or held shall be considered an issue or sale of Common Stock.

(H)	If the Company takes a record of the holders of Common Stock for the purpose of entitling them (1) to receive a dividend or other distribution payable in Common Stock, Options, or Convertible Securities or (2) to subscribe for or purchase Common Stock, Options or Convertible Securities, then such record date shall be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the payment of such dividend or upon the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

(iv)	Subdivisions, Splits and Combinations of the Common Stock. In case outstanding shares of Common Stock shall be subdivided or split into a greater number of shares of Common Stock, the Conversion Price in effect at the opening of business on the day following the day upon which such subdivision or split becomes effective shall be proportionately reduced, and, conversely, in case outstanding shares of Common Stock shall each be combined into a smaller number of shares of Common Stock, the Conversion Price in effect at the opening of business on the day following the day upon which such combination becomes effective shall be proportionately increased, such reduction or increase, as the case may be, to become effective immediately after the opening of business on the day following the day upon which such subdivision, split or combination becomes effective.

(v)	Distributions Pursuant to a Rights Plan. In case the Company shall at any time or from time to time pay a dividend or make a distribution of Capital Stock to all holders of shares of Common Stock pursuant to a stockholder rights plan, “poison pill” or similar arrangement, then the Conversion Price in effect immediately prior to such event shall be adjusted (and any other appropriate actions shall be taken by the Company) so that the holder of any share of Redeemable Convertible Preferred Stock thereafter surrendered for conversion shall be entitled to receive the number of shares of Capital Stock that such holder would have owned or would have been entitled to receive upon or by reason of such dividend or distribution, had such share of Redeemable Convertible Preferred Stock been converted into shares of Common Stock immediately prior to such dividend or distribution. An adjustment made pursuant to this sub-section (v) shall become effective retroactively to the day immediately following the close of business on the record date for the determination of holders of Common Stock entitled to receive such dividend or distribution.

(vi)	Cash Distributions. If the Company shall at any time make a distribution, by dividend or otherwise, to all holders of shares of its Common Stock consisting exclusively of cash (excluding any cash portion of distributions referred to in sub-section (v) above and cash distributed upon a merger or consolidation to which Section 14(f) applies) then the Conversion Price will be adjusted by multiplying:

(A)	the Conversion Price in effect immediately prior to the close of business on the record date fixed for the determination of holders of Common Stock entitled to receive such distribution by

(B)	a fraction, the numerator of which will be the Market Value on the Trading Day prior to such record date minus the amount of cash per share of Common Stock so distributed and the denominator of which will be the Market Value on the Trading Day prior to such record date.

Such adjustment shall become effective immediately after the record date for the determination of holders of Common Stock entitled to receive the distribution giving rise to an adjustment pursuant to this Section 14(a)(vi).

(vii)

Debt or Asset Distribution. If the Company shall at any time or from time to time make a distribution to all holders of its Common Stock consisting of evidences of indebtedness, shares of its Capital Stock other than Common Stock or assets (including securities, but excluding those Options, Convertible Securities, dividends, rights and distributions referred to in sub-sections (iii) and (v) above), then, and in each such case, the Conversion Price then in effect shall be adjusted by multiplying the Conversion Price in effect immediately prior to the date of such distribution or by a fraction (A) the numerator of which shall be the Market Value less the then fair market value (as determined by the Board of Directors) of the portion of the cash, evidences of indebtedness, securities or other assets so distributed applicable to one share of Common Stock (but such numerator shall not be less than one); and (y) the denominator of which shall be the Market Value; provided, however, that no adjustment shall be made with respect to any distribution of rights to purchase Capital Stock of the Company if the Holders would otherwise be entitled to receive such rights upon conversion at any time of shares of Redeemable Convertible Preferred Stock into shares of Common Stock unless such rights are subsequently redeemed by the Company, in which case such redemption shall be treated for purposes of this Section 14(a)(vii) as a dividend on the Common Stock. Such adjustment shall be made whenever any such distribution is made and shall become effective retroactively to a date immediately following the close of business on the record date for the determination of stockholders entitled to receive such distribution.

(b)	Adjustment for Tax Reasons. The Company reserves the right to make such reductions in the Conversion Price in addition to those required in the foregoing provisions as it considers advisable in order that any event treated for Federal income tax purposes as a dividend of stock or stock rights will not be taxable to the recipients. In the event the Company elects to make such a reduction in the Conversion Price, the Company will comply with the requirements of Rule 14e-1 under the Exchange Act, and any other securities laws and regulations thereunder if and to the extent that such laws and regulations are applicable in connection with the reduction of the Conversion Price.

(c)	Calculation of Adjustments. Notwithstanding anything herein to the contrary, no adjustment under this Section 16 need be made to the Conversion Price unless such adjustment would require an increase or decrease of at least 1% of the Conversion Price then in effect. Any lesser adjustment shall be carried forward and shall be made at the time of and together with the next subsequent adjustment, if any, which, together with any adjustment or adjustments so carried forward, shall amount to an increase or decrease of at least 1% of such Conversion Price; provided, however, that with respect to adjustments to be made to the Conversion Price in connection with cash dividends paid by the Company, the Company shall make such adjustments, regardless of whether such aggregate adjustments amount to 1% or more of the Conversion Price, no later than November 15 of each calendar year.

(d)	Special Adjustment. If a Change of Control has not occurred, or a definitive agreement that, if consummated, will result in a Change of Control has not been entered into, by October 31, 2007, the Conversion Price will be adjusted to be equal to the preceding 15-day Volume Weighted Average Price, but only if such Volume Weighted Average Price is less than the then-current Conversion Price, and in no event below the lesser of $2.00 or the October 2007 Special Adjustment Floor, in either case subject to adjustment as set forth in Section 14. Thereafter, if a Change of Control has not occurred, or a definitive agreement that, if consummated, will result in a Change of Control has not been entered into, by December 31, 2007, the Conversion Price will be adjusted to be equal to the preceding 15-day Volume Weighted Average Price, but only if such Volume Weighted Average Price is less than the then-current Conversion Price, and in no event below the lesser of $1.65 or the December 2007 Special Adjustment Floor, in either case subject to adjustment as set forth in Section 14.

In the event that the Conversion Price is not adjusted pursuant to the reset provisions of this Section 14(d) due to the execution of a definitive agreement that, if consummated, would result in a Change of Control and such agreement is subsequently terminated without consummation of the transaction constituting the Change of Control, then the Conversion Price will be adjusted, effective as of the date of such termination, to be equal to the forward 15-day Volume Weighted Average Price (commencing on the date of such termination), but only if such Volume Weighted Average Price is less than the then-current Conversion Price, and in no event below (i) the lesser of $2.00 or the October 2007 Special Adjustment Floor, if the date of such termination is on or after October 31, 2007 and prior to December 31, 2007 or (ii) the lesser of $1.65 or the December 2007 Special Adjustment Floor, if the date of such termination is on or after December 31, 2007, in any case subject to adjustment as set forth in Section 14.

(e)	Notice of Adjustment. Whenever the Conversion Price is to be adjusted, the Company shall: (i) compute such adjusted Conversion Price and prepare and transmit to the Transfer Agent an Officer’s Certificate setting forth such adjusted Conversion Price, the method of calculation thereof in reasonable detail, and the facts requiring such adjustment and upon which such adjustment is based; (ii) as soon as practicable following the occurrence of an event that requires an adjustment to the Conversion Price (or if the Company is not aware of such occurrence, as soon as practicable after becoming so aware), provide, or cause to be provided, a written notice to the Holders of the occurrence of such event; and (iii) as soon as practicable following the determination of a revised Conversion Price a statement setting forth in reasonable detail the method by which the adjustment to the Conversion Price was determined and setting forth such revised Conversion Price.

(f)	Reorganization Events. In the event of:

(i)	any consolidation or merger of the Company with or into another Person (other than a merger or consolidation in which the Company is the continuing Person and in which the Common Stock outstanding immediately prior to the merger or consolidation is not exchanged for cash, securities or other property of the Company or another Person);

(ii)	any sale, transfer, lease or conveyance to another Person of all or substantially all of the property and assets of the Company (computed on a consolidated basis);

(iii)	any reclassification of Common Stock into securities including securities other than Common Stock; or

(iv)	any statutory exchange of securities of the Company with another Person (other than in connection with a merger or acquisition) (any such event specified in this Section 14(f), a “REORGANIZATION EVENT”);

each share of Redeemable Convertible Preferred Stock then outstanding shall, without the consent of any holder of Redeemable Convertible Preferred Stock, become convertible at any time, at the option of the holder thereof, only into the kind and amount of securities (of the Company or another Person), cash and other property receivable upon such Reorganization Event by a holder of the number of shares of Common Stock into which such share of Redeemable Convertible Preferred Stock could have been converted immediately prior to such Reorganization Event, after giving effect to any adjustment event. The provisions of this Section 14(f) and any equivalent thereof in any such securities similarly shall apply to successive Reorganization Events.

The Company (or any successor) shall, within 20 days of the occurrence of any Reorganization Event, provide written notice to the Holders of such occurrence of such event and of the kind and amount of the cash, securities or other property that constitutes the assets into which the Redeemable Convertible Preferred Stock is then convertible. Failure to deliver such notice shall not affect the operation of this Section 14(f).

(15)	Incurrence of Indebtedness.

(a)	For so long as any shares of Redeemable Convertible Preferred Stock are outstanding, the Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, “incur”) any Indebtedness (including Acquired Debt); provided, however, that the Company and its Restricted Subsidiaries may incur Indebtedness (including Acquired Debt), if the Fixed Charge Coverage Ratio for the Company’s most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred would have been at least 2.5 to 1, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred at the beginning of such four-quarter period.

(b)	So long as the Company has declared and paid all dividends on the Redeemable Convertible Preferred Stock for all prior Dividend Periods, Section 15(a) will not prohibit the incurrence of any of the following items of Indebtedness (collectively, “PERMITTED INDEBTEDNESS”):

(i)	the incurrence by the Company and its Restricted Subsidiaries of Indebtedness existing on the Issue Date;

(ii)	the incurrence by the Company or any Restricted Subsidiary of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to refund, refinance or replace, Indebtedness (other than intercompany Indebtedness) that was permitted to be incurred under Section 15(a) or sub-section (i), sub-section (ix) or this sub-section (ii) of this Section 15(b);

(iii)	the incurrence by the Company or any of its Restricted Subsidiaries of intercompany Indebtedness between or among the Company and any of its Restricted Subsidiaries; provided, however, that (A) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than the Company or a Restricted Subsidiary thereof and (B) any sale or other transfer of any such Indebtedness to a Person that is not either the Company or a Restricted Subsidiary thereof, shall be deemed, in each case, to constitute an incurrence of such Indebtedness by the Company or such Restricted Subsidiary, as the case may be, that was not permitted by this sub-section;

(iv)	the accrual of interest, accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, and the payment of dividends on Disqualified Stock in the form of additional shares of the same class of Disqualified Stock; provided, however, in each such case that the amount thereof is included in Fixed Charges of the Company as accrued;

(v)	any obligations in respect of completion bonds, performance bonds, bid bonds, appeal bonds, surety bonds, bankers acceptances, letters of credit, insurance obligations or bonds and other similar bonds and obligations incurred by the Company or any Restricted Subsidiary in the ordinary course of business and any guaranties or letters of credit functioning as or supporting any of the foregoing bonds or obligations;

(vi)	any obligation under Interest Rate Agreements, Currency Agreements and Commodity Agreements; provided, however, that such Interest Rate Agreements, Currency Agreements and Commodity Agreements are related to business transactions of the Company or its Restricted Subsidiaries entered into in the ordinary course of business and are entered into for bona fide hedging purposes (and not financing or speculative purposes) of the Company or its Restricted Subsidiaries (as determined in good faith by the Board of Directors, or senior management of the Company);

(vii)	any obligation arising from agreements of the Company or a Restricted Subsidiary providing for indemnification, guarantee, adjustment of purchase price, holdback, contingent payment obligation based on the performance of the disposed asset or similar obligations, in each case, incurred or assumed in connection with the disposition of any business, asset or Capital Stock of a Restricted Subsidiary; provided, however, that the maximum aggregate liability in respect of all such Indebtedness shall at no time exceed the gross proceeds actually received by the Company and its Restricted Subsidiaries in connection with such disposition;

(viii)	any obligation arising from the honoring by a bank or other financial institution of a check, draft or similar instrument (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business; provided, however, that such Indebtedness is extinguished within 5 Business Days of incurrence;

(ix)	Indebtedness of a Restricted Subsidiary incurred after the Issue Date and outstanding on the date on which such Subsidiary was acquired by the Company (other than Indebtedness incurred in connection with, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of related transactions pursuant to which such Subsidiary became a Subsidiary or was acquired by the Company) and excluding therefrom any of such Indebtedness that is extinguished, retired or repaid in connection with such acquisition; provided, however, that on the date of such acquisition and after giving pro forma effect thereto, the Company would have been able to Incur at least $1.00 of additional Indebtedness pursuant to Section 15(a); and

(x)	Indebtedness permitted under the indenture, as supplemented, governing the Company’s Senior Secured Notes due 2010.

(c)	For purposes of determining compliance with this Section 15:

(i)	in the event that an item of proposed Indebtedness meets the criteria of more than one of the categories of Permitted Indebtedness described in sub-sections (i) through (x) of Section 15(b) above, or is entitled to be incurred pursuant to Section 15(a), the Company will be permitted to classify and reclassify such item of Indebtedness (or any portion thereof) in any manner that complies with Section 15, and only be required to include the amount and type of such Indebtedness in one of such clauses;

(ii)	guarantees of, or obligations in respect of letters of credit relating to, Indebtedness which is otherwise included in the determination of a particular amount of Indebtedness shall not be included;

(iii)	Indebtedness permitted by this covenant need not be permitted solely by reference to one provision permitting such Indebtedness but may be permitted in part by one such provision and in part by one or more other provisions of this covenant permitting such Indebtedness;

(iv)	the amount of Indebtedness issued at a price that is less than the principal amount thereof will be equal to the amount of the liability in respect thereof determined in accordance with GAAP; and

(v)	Indebtedness of any Person existing at the time such Person becomes a Restricted Subsidiary shall be deemed to have been incurred by the Company and the Restricted Subsidiary at the time such Person becomes a Restricted Subsidiary.

(vi)	For purposes of determining compliance with any U.S. dollar-denominated restriction on the incurrence of Indebtedness, the U.S. dollar equivalent principal amount of Indebtedness denominated in a foreign currency shall be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was incurred, in the case of term Indebtedness, or first committed, in the case of revolving credit Indebtedness; provided, however, that if such Indebtedness is incurred to refinance other Indebtedness denominated in a foreign currency, and such refinancing would cause the applicable U.S. dollar-dominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such U.S. dollar-dominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness does not exceed the principal amount of such Indebtedness being refinanced. Notwithstanding any other provision of this covenant, the maximum amount of Indebtedness that may be incurred pursuant to this covenant shall not be deemed to be exceeded solely as a result of fluctuations in the exchange rate of currencies. The principal amount of any Permitted Refinancing Indebtedness, if incurred in a different currency from the Indebtedness being refinanced, shall be calculated based on the currency exchange rate applicable to the currencies in which such Permitted Refinancing Indebtedness is denominated that is in effect on the date of such refinancing.

(16)	Restricted Payments.

(a)	For so long as any shares of Redeemable Convertible Preferred Stock are outstanding, the Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly:

(i)	declare or pay any dividend or make any other payment or distribution on account of the Company’s or any of its Restricted Subsidiaries’ Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving the Company or any of its Restricted Subsidiaries) or to the direct or indirect holders of the Company’s or any of its Restricted Subsidiaries’ Equity Interests in their capacity as such (other than dividends or distributions payable in Equity Interests (other than Disqualified Stock of the Company) or to the Company or a Restricted Subsidiary of the Company and other than dividends on the Redeemable Convertible Preferred Stock and any Senior Stock;

(ii)	purchase, redeem or otherwise acquire or retire for value (including, without limitation, in connection with any merger or consolidation involving the Company or a Restricted Subsidiary) any Equity Interests of the Company or any Restricted Subsidiary (other than any such Equity Interests owned by any of its Restricted Subsidiaries) except in exchange for Equity Interests (other than Disqualified Stock) of the Company and except for redemptions of the Redeemable Convertible Preferred Stock and any Senior Stock;

(iii)	make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any Junior Stock held by Persons other than the Company or a Wholly-Owned Restricted Subsidiary; or

(iv)	make any Investment other than a Permitted Investment (all such payments and other actions set forth in sub-sections (i) through (iv) being collectively referred to as “RESTRICTED PAYMENTS”),

(b)	unless, at the time of and after giving effect to such Restricted Payment:

(i)	there are no arrearages on the payment of dividends on the Redeemable Convertible Preferred Stock; and

(ii)	the Company would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in Section 15(a); and

(iii)	such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Company and its Restricted Subsidiaries after the Issue Date (excluding Restricted Payments permitted by clauses (ii) and (iii) of the next succeeding subparagraph), is less than $5,000,000.

(c)	The preceding provisions will not prohibit:

(i)	the payment of any dividend within 60 days after the date of declaration thereof, if at said date of declaration such payment would have complied with the provisions of this Section 16; or

(ii)	any dividend, payment, distribution, purchase, redemption, acquisition, retirement for value or defeasance permitted under the indenture, as supplemented, governing the Company’s Senior Secured Notes due 2010.

(d)	The amount of all Restricted Payments (other than cash) shall be the Fair Market Value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by the Company or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment.

(17)	Dividend and Other Payment Restrictions.

(a)	For so long as any shares of Redeemable Convertible Preferred Stock are outstanding, the Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or permit to exist or become effective any consensual encumbrance or restriction (other than pursuant to this Certificate of Designations, the Senior Redeemable Preferred Stock Certificate of Designations, other Senior Stock or the indenture, as supplemented, governing the Company’s Senior Secured Notes due 2010) on the ability of any Restricted Subsidiary to:

(i)	pay dividends or make any other distributions on its Capital Stock or pay any Indebtedness owed to the Company or any of its Restricted Subsidiaries;

(ii)	make loans or advances to the Company or any of its Restricted Subsidiaries; or

(iii)	transfer any of its properties or assets to the Company or any of its Restricted Subsidiaries.

(b)	The preceding restrictions will not apply to encumbrances or restrictions existing under or by reason of:

(i)	any instrument governing Indebtedness or Capital Stock of a Person acquired by the Company or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired, provided that, in the case of Indebtedness, such Indebtedness was permitted by Section 15 to be incurred;

(ii)	any agreement for the sale or other disposition of a Restricted Subsidiary that restricts distributions by such Restricted Subsidiary pending its sale or other disposition; and

(iii)	with respect to sub-section (iii) of Section 17(a) only, any of the following encumbrances or restrictions:

(A)	customary non-assignment provisions in leases, licenses and contracts entered into in the ordinary course of business;

(B)	purchase money obligations for property acquired in the ordinary course of business that impose restrictions on the property so acquired;

(C)	encumbrances set forth in agreements governing Liens securing Indebtedness that limit the right of the Company or any of its Restricted Subsidiaries to dispose of the assets subject to such Lien;

(D)	customary restrictions contained in asset sale agreements limiting the transfer of such assets pending the closing of such sale;

(E)	customary restrictions on the subletting, assignment or transfer of any property or asset that is subject to a lease, farm-in agreement or farm-out agreement, license or similar contract, or the assignment or transfer of any such lease, license or other contract; and

(F)	customary restrictions on the disposition or distribution of assets or property in operating agreements, joint venture agreements, development agreements, area of mutual interest agreements and other agreements that are customary in the Oil and Gas Business and entered into in the ordinary course of business.

(18)	Investment Rollover.

(a)	Each Holder who purchased shares of Redeemable Convertible Preferred Stock (i) on the Issue Date, (ii) directly from, or directly by way of, a Person (other than the Company) that was a party to the Commitment Letter or from the Company in lieu of any of the commitments in the Commitment Letter or (iii) pursuant to the preemptive rights provisions set forth in Section 13 of the Senior Redeemable Preferred Stock Certificate of Designations and that was also a beneficial owner of Senior Redeemable Preferred Stock as of the Issue Date (an “ELIGIBLE SENIOR INVESTOR”) is entitled to exchange shares of Senior Redeemable Preferred Stock that such Holder beneficially owned on the Issue Date, on a one-for-one basis, for additional shares of Redeemable Convertible Preferred Stock, up to a number of shares of Senior Redeemable Preferred Stock equal to 40% of the aggregate number of shares of Redeemable Convertible Preferred Stock purchased by such Eligible Senior Investor (i) on the Issue Date, (ii) directly from, or directly by way of, a Person (other than the Company) that was a party to the Commitment Letter or from the Company in lieu of any of the commitments in the Commitment Letter or (iii) pursuant to the preemptive rights provisions set forth in Section 13 of the Senior Redeemable Preferred Stock Certificate of Designations (the “INVESTMENT ROLLOVER RIGHT”).

(b)	Within five Business Days (i) after the Issue Date, in the case of a Holder who purchased shares of the Redeemable Convertible Preferred Stock on the Issue Date or (ii) after the date of purchase, in the case of a Holder who purchased shares of the Redeemable Convertible Preferred Stock (A) directly from, or directly by way of, a Person that was a party to the Commitment Letter or from the Company in lieu of any of the commitments in the Commitment Letter or (B) pursuant to the preemptive rights provisions set forth in Section 13 of the Senior Redeemable Preferred Stock Certificate of Designations, the Company shall send a written notice of such Investment Rollover Right (the “INVESTMENT ROLLOVER NOTICE”) by mail to each Eligible Senior Investor that has provided the Company with written notice regarding its eligibility to exercise such Investment Rollover Right and a mailing address and contact person to which to send the Investment Rollover Notice.

(c)

In order to exercise the Investment Rollover Right, an Eligible Senior Investor must deliver a fully executed investment rollover certificate (the “ROLLOVER CERTIFICATE”) to the Company within 20 Business Days from the date of the Investment Rollover Notice. The Rollover Certificate shall state: (i) the number of shares of Senior Redeemable Preferred Stock owned by such Eligible Senior Investor as of the Issue Date, with customary representations and warranties concerning such Eligible Senior Investor’s beneficial ownership of Senior Redeemable

Preferred Stock as of the Issue Date and (ii) the number of shares of Senior Redeemable Preferred Stock such Eligible Senior Investor chooses to exchange on a one-for-one basis for additional shares of Redeemable Convertible Preferred Stock, subject to the procedures and 40% limitation set forth in Section 18(a). An Eligible Senior Investor shall also provide such evidence of its ownership of shares of the Senior Redeemable Preferred Stock as of the Issue Date, as may be reasonably requested by the Company. The Rollover Certificate shall serve as a binding election, authorization and consent by each Eligible Senior Investor (A) for the exchange of shares of Senior Redeemable Preferred Stock for additional shares of Redeemable Convertible Preferred Stock, (B) for the subsequent cancellation of such shares of Senior Redeemable Preferred Stock by the Company and (C) to the forfeiture of any accrued and unpaid dividends with respect to such shares of Senior Redeemable Preferred Stock.

(d)	Within five Business Days from the date of the Company’s receipt of a Rollover Certificate and such evidence of such Eligible Senior Investor’s beneficial ownership of shares of Senior Redeemable Preferred Stock as of the Issue Date as the Company may have previously requested, the Company shall cause (i) one-half (50%) of the number of shares of Redeemable Convertible Preferred Stock which the Eligible Senior Investor has elected to receive in exchange for its shares of the Senior Redeemable Preferred Stock to be issued to the Eligible Senior Investor, and (ii) an equivalent number of shares of the Senior Redeemable Preferred Stock held by the Eligible Senior Investor to be cancelled.

(e)	Within five Business Days from the date of release of the proceeds in respect of the proposed sale of Redeemable Convertible Preferred Stock subsequent to the Issue Date as contemplated by the Commitment Letter, which proceeds are to be held in escrow pursuant to the Escrow Agreement (the “ESCROWED PROCEEDS”), the Company shall cause the remaining one-half (50%) of the number of shares of Redeemable Convertible Preferred Stock which the Eligible Senior Investor has elected to receive in exchange for its shares of the Senior Redeemable Preferred Stock to be issued to the Eligible Senior Investor, and for an equivalent number of shares of the Senior Redeemable Preferred Stock held by the Eligible Senior Investor to be cancelled.

Notwithstanding the foregoing, if the Company does not satisfy the conditions provided in the Escrow Agreement with respect to the release of the Escrowed Proceeds to the Company such that the Escrowed Proceeds are not released to the Company and the Escrow Agreement is terminated pursuant to the terms thereof or the written agreement of the parties thereto, the Eligible Senior Investor shall no longer be entitled to receive such remaining shares of Redeemable Convertible Preferred Stock and shall continue to be the beneficial owner of the corresponding number of shares of the Senior Redeemable Preferred Stock previously submitted for exchange pursuant to the delivery of such Eligible Senior Investor’s Rollover Certificate.

(19)	Replacement Stock Certificates. If physical certificates are issued, and any of the Redeemable Convertible Preferred Stock certificates shall be mutilated, lost, stolen or destroyed, the Company shall, at the expense of the Holder, issue, in exchange and in substitution for and upon cancellation of the mutilated Redeemable Convertible Preferred Stock certificate, or in lieu of and substitution for the Redeemable Convertible Preferred Stock certificate lost, stolen or destroyed, a new Redeemable Convertible Preferred Stock certificate of like tenor and representing an equivalent amount of shares of Redeemable Convertible Preferred Stock, but only upon receipt of evidence of such loss, theft or destruction of such Redeemable Convertible Preferred Stock certificate and indemnity, if requested, satisfactory to the Company and the Transfer Agent.

(20)	Transfer Agent, Registrar and Paying Agent. The duly appointed Transfer Agent, Registrar and Paying Agent for the Redeemable Convertible Preferred Stock shall be The Bank of New York; provided, however, that the Company may, at its option, serve as the Transfer Agent, Registrar and Paying Agent for the Redeemable Convertible Preferred Stock for a period of up to 10 Business Days from the Issue Date.

The Company may, in its sole discretion, remove the Transfer Agent in accordance with the agreement between the Company and the Transfer Agent; provided, however, that the Company shall appoint a successor transfer agent who shall accept such appointment prior to the effectiveness of such removal. Upon any such removal or appointment, the Company shall send notice thereof by first class mail, postage prepaid, to the Holders.

(21)	SEC Reports. Whether or not the Company is required to file reports with the Commission, if any shares of Redeemable Convertible Preferred Stock are outstanding, the Company shall file with the Commission all such reports and other information as it would be required to file with the Commission by Section 13(a) or 15(d) under the Exchange Act. The Company shall supply each Holder, upon written request, without cost to such Holder, copies of such reports or other information.

(22)	Form.

(a)

The Redeemable Convertible Preferred Stock sold to QIBs may be issued in the form of one or more permanent global shares of Redeemable Convertible Preferred Stock in definitive, fully registered form, subject to the global legend (the “GLOBAL SHARES LEGEND”), as set forth on the form of Redeemable Convertible Preferred Stock certificate attached hereto as Exhibit A (each, a “GLOBAL PREFERRED SHARE”), which is hereby incorporated in and expressly made a part of this Certificate of Designations. The Global Preferred Share may have, or be subject to, notations, legends or endorsements required by law, stock exchange rules, agreements to which the Company is then subject, if any, or usage (provided that any such notation, legend or endorsement is in a form acceptable to the Company). The Global Preferred Share shall be deposited on behalf of the Holders of the Redeemable Convertible Preferred Stock represented thereby with the Registrar, at its New York office, as custodian for DTC or a Depositary, and registered in the name of the Depositary or a nominee of the Depositary, duly executed by the Company and countersigned and registered by the Registrar as hereinafter provided. The aggregate number of shares represented by each Global Preferred Share may from time to time be increased or decreased by adjustments made on the records of the Registrar and the Depositary or its nominee as hereinafter provided. This Section 22(a) shall apply only to a Global Preferred Share deposited with or on behalf of the Depositary. The Company may execute and the Registrar shall, in accordance with this Section 22(a), countersign and/or deliver initially one or more Global Preferred Shares that (i) shall be registered in the name of Cede & Co. or other nominee of the Depositary and (ii) shall be delivered by the Registrar to Cede & Co. or pursuant to instructions received from Cede & Co. or held by the Registrar as custodian for the Depositary pursuant to an agreement between the Depositary and the Registrar. Members of, or participants in, the Depositary (“AGENT MEMBERS”) shall have no rights under this Certificate of Designations with respect to any Global Preferred Share held on their behalf by the Depositary or by the Registrar as the custodian of the Depositary or under such Global Preferred Share, and the Depositary may be treated by the Company, the Registrar and any agent of the Company or the Registrar as the absolute owner of such Global Preferred Share for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Registrar or any agent of the Company or the Registrar from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices of the Depositary governing the exercise of the rights of a holder of a beneficial interest in any Global Preferred Share. Holders may grant proxies or otherwise authorize any Person to take any action that a Holder is entitled to take pursuant to the Redeemable Convertible Preferred Stock, this Certificate of Designations or the Certificate of Incorporation. Owners of beneficial interests in any Global Preferred Share shall not be entitled to receive delivery of certificated or uncertificated shares of Redeemable Convertible Preferred Stock, in registered form, unless (x) the Depositary is unwilling or unable to continue as Depositary for the Global Preferred Share and the Company does not appoint a qualified replacement for the Depositary within 90 days, (y) the Depositary ceases to be a “clearing agency” registered under the Exchange Act and the Company does not appoint a qualified replacement for the Depositary within 90 days or (z) the Company elects to discontinue the use of book-entry transfer through the Depositary. In any such case, any and all Global Preferred Shares shall be exchanged in whole for definitive shares of Redeemable Convertible Preferred Stock in registered form, either certificated or uncertificated (at the Company’s election), with the same terms and of an equal aggregate Liquidation Preference. Definitive shares of Redeemable Convertible Preferred Stock shall be registered in the name or names of the Person or Person specified by the Depositary in a written instrument to the Registrar.

(b)	(i) An Officer shall sign any and all Global Preferred Shares for the Company, in accordance with the Bylaws and applicable law, rules and regulations, by manual or facsimile signature.

(ii)	If an Officer whose signature is on a Global Preferred Share no longer holds that office at the time the Transfer Agent countersigned the Global Preferred Share, the Global Preferred Share shall be valid nevertheless.

(iii)	A Global Preferred Share that is to be manually executed shall not be valid until an authorized signatory of the Transfer Agent manually countersigns Global Preferred Share. Each Global Preferred Share shall be dated the date of its countersignature.

(23)	Miscellaneous.

(a)	The Redeemable Convertible Preferred Stock shall be subject to those provisions set forth in the Certificate of Incorporation that are applicable to all classes and series of preferred stock of the Company.

(b)	All notices referred to herein shall be in writing, and, unless otherwise specified herein, all notices hereunder shall be deemed to have been given upon the earlier of receipt thereof or 3 Business Days after the mailing thereof if sent by registered or certified mail (unless first class mail shall be specifically permitted for such notice under the terms of this Certificate of Designations) with postage prepaid, addressed: (i) if to the Company, to its office at 397 N. Sam Houston Parkway E., Suite 300, Houston, Texas 77060 (Attention: Corporate Secretary) or to the Transfer Agent at its Corporate Trust Office, or other agent of the Company designated as permitted by this Certificate of Designations, or (ii) if to any Holder, to such Holder at the address of such Holder as listed in the stock transfer records of the Company (which may include the records of the Transfer Agent) or (iii) to such other address as the Company or any such Holder, as the case may be, shall have designated by notice similarly given.

(c)

The Company shall pay any and all stock transfer and documentary stamp taxes that may be payable in respect of any issuance or delivery of shares of Redeemable Convertible Preferred Stock or shares of Common Stock or other Capital Stock issued on account of Redeemable Convertible Preferred Stock pursuant hereto or certificates representing such shares. The Company shall not, however, be required to pay any such tax that may be payable in respect of any transfer involved in the issuance or delivery of shares of Redeemable Convertible Preferred Stock or Common Stock or other Capital Stock in a name other than that in which the shares of Redeemable Convertible Preferred Stock with respect to which such shares are issued or delivered were registered, or in respect of any payment to any Person other than a payment to the registered holder thereof, and shall not be required to make any such issuance, delivery or payment unless and until the Person otherwise entitled to such issuance, delivery or payment has paid to the Company the amount of any such tax or has established, to the satisfaction of the Company, that such tax has been paid or is not payable.

(d)	The Liquidation Preference and the annual Dividend Rate set forth herein each shall be subject to equitable adjustment whenever there shall occur a stock split, combination or reclassification of the Redeemable Convertible Preferred Stock. Such adjustments shall be determined in good faith by the Board of Directors and submitted by the Board of Directors to the Transfer Agent.

(24)	Definitions. Unless otherwise defined herein, capitalized terms used in this Certificate of Designations shall have the following meanings:

“ACQUIRED DEBT” means, with respect to any specified Person:

(1) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Subsidiary of such specified Person, whether or not such Indebtedness is incurred in connection with, or in contemplation of, such other Person merging with or into, or becoming a Subsidiary of, such specified Person; and

(2) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

“AFFILIATE” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control,” as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise. For purposes of this definition, the terms “controlling,” “controlled by” and “under common control with” shall have correlative meanings.

“AGENT MEMBERS” shall have the meaning set forth in Section 22(a) hereof.

“APPROVED PLAN” means any written stock option, stock purchase, stock incentive or stock appreciation plan or arrangement that is approved by the Board of Directors and the Company’s stockholders, to the extent required by law or other regulation.

“ASSET SALE” means:

(1) the sale, lease, conveyance or other disposition of any assets, including, without limitation, by means of a sale and leaseback transaction, and:

(a) any sale of a net profits or overriding royalty interest, in each case conveyed from or burdening proved developed or proved undeveloped reserves; and

(b) any sale of hydrocarbons or other mineral products as a result of the creation of Dollar-Denominated Production Payments or Volumetric Production Payments (other than Dollar-Denominated Production Payments and Volumetric Production Payments created or sold in connection with the financing of, and within 30 days after, the acquisition of the properties subject thereto); and

(2) the issuance of Equity Interests by any of the Company’s Restricted Subsidiaries or the sale of Equity Interests in any of its Restricted Subsidiaries.

Notwithstanding the preceding, the following items shall not be deemed to be Asset Sales:

(1) any single transaction or series of related transactions that together involves assets having a Fair Market Value of less than $250,000;

(2) a transfer of assets between or among the Company and its Wholly-Owned Restricted Subsidiaries;

(3) an issuance of Equity Interests by a Restricted Subsidiary to the Company or to another Restricted Subsidiary;

(4) a disposition of Cash Equivalents in the ordinary course of business;

(5) a Restricted Payment or Permitted Investment that is permitted by Section 16;

(6) a sale of oil, gas or other hydrocarbons or other mineral products in the ordinary course of business of the Company’s and its Restricted Subsidiaries’ oil and gas production operations;

(7) any abandonment, farm-in, farm-out, lease and sub-lease of developed and/or undeveloped properties made or entered into in the ordinary course of business, but excluding any disposition described in either subclause (a) or (b) of the preceding clause 1;

(8) the provision of services and equipment for the operation and development of the Company’s and its Restricted Subsidiaries’ oil and gas wells, in the ordinary course of the Company’s and its Restricted Subsidiaries’ oil and gas service businesses, notwithstanding that such transactions may be recorded as asset sales in accordance with full cost accounting guidelines;

(9) the creation or perfection of a Lien (but not the sale or other disposition of any asset subject to such Lien) in accordance with this Certificate of Designations;

(10) disposition of surplus or obsolete equipment in the ordinary course of business of the Company and its Restricted Subsidiaries; and

(11) the issuance of Foreign Required Minority Shares.

“ATTRIBUTABLE DEBT” in respect of a sale and leaseback transaction means, at the time of determination, the present value of the obligation of the lessee for net rental payments during the remaining term of the lease included in such sale and leaseback transaction including any period for which such lease has been extended or may, at the option of the lessor, be extended. Such present value shall be calculated using a discount rate equal to the rate of interest implicit in such transaction, determined in accordance with GAAP. As used in the preceding sentence, the “net rental payments” under any lease for any such period shall mean the sum of rental and other payments required to be paid with respect to such period by the lessee thereunder, excluding any amounts required to be paid by such lessee on account of maintenance and repairs, insurance, taxes, assessments, water rates or similar charges. In the case of any lease that is terminable by the lessee upon payment of penalty, such net rental payment shall also include the amount of such penalty, but no rent shall be considered as required to be paid under such lease subsequent to the first date upon which it may be so terminated.

“BOARD OF DIRECTORS” means the Board of Directors of the Company or, with respect to any action to be taken by the Board of Directors, any committee of the Board of Directors duly authorized to take such action.

“BUSINESS DAY” means any day other than a Saturday or Sunday or any other day on which commercial banks in the City of New York are authorized or required by law or executive order to close.

“BYLAWS” shall have the meaning set forth in Section 5(a)(i) hereof.

“CAPITAL LEASE OBLIGATION” means, at the time any determination thereof is to be made, the amount of the liability of a Person in respect of a capital lease that would at that time be required to be capitalized on a balance sheet of such Person in accordance with GAAP.

“CAPITAL STOCK” means:

(1) in the case of a corporation, corporate stock;

(2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(3) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

(4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

“CASH EQUIVALENTS” means:

(1) United States dollars;

(2) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof) having maturities of not more than one year from the date of acquisition;

(3) demand accounts, time deposit accounts, certificates of deposit and Eurodollar time deposits with maturities of six months or less from the date of acquisition, bankers’ acceptances with maturities not exceeding six months and overnight bank deposits, in each case, with any domestic commercial bank having capital and surplus in excess of $500.0 million and a Thompson Bank Watch rating of “B” or better (or an equivalent rating by any successor to the business of Thompson Bank Watch, including Fitch Ratings);

(4) repurchase obligations with a term of not more than 7 days for underlying securities of the types described in clauses (2) and (3) above entered into with any financial institution meeting the qualifications specified in clause (3) above;

(5) commercial paper having the highest rating obtainable from Moody’s Investors Service, Inc. (or its successor) or Standard & Poor’s Ratings Service (or its successor) and in each case maturing within 270 days after the date of acquisition;

(6) money market or other mutual funds at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (1) through (5) of this definition; and

(7) deposits available for withdrawal on demand with any commercial bank that is organized under the laws of any country in which the Company or any Restricted Subsidiary maintains its chief executive office or is engaged in the Oil and Gas Business; provided, however, that all such deposits are made in such accounts in the ordinary course of business.

“CERTIFICATE OF INCORPORATION” shall have the meaning set forth in the recitals.

“CHANGE OF CONTROL” will be deemed to occur upon the occurrence of any of the following events:

(i)	the Company consolidates with, amalgamates or merges with or into, another Person, or any Person consolidates with, or amalgamates or merges with or into the Company, other than pursuant to a transaction in which the Persons that “beneficially owned” (as defined in Rule 13d-3 under the Exchange Act) directly or indirectly, the Company’s Voting Stock immediately prior to such transaction beneficially own, directly or indirectly, the Company’s Voting Stock representing a majority of the total voting power of all outstanding classes of Voting Stock of the continuing or surviving Person in substantially the same proportion among themselves as such ownership immediately prior to such transaction;

(ii)	the sale, lease or transfer, in one or a series of related transactions, of all or substantially all of the assets of the Company (determined on a consolidated basis) to any Person or group (as such term is used in Section 13(d)(3) of the Exchange Act) other than pursuant to a transaction in which Persons that “beneficially owned” (as defined in Rule 13d-3 under the Exchange Act) directly or indirectly, the Company’s Voting Stock immediately prior to such transaction beneficially own, directly or indirectly, such Voting Stock representing a majority of the total voting power of such Person or group;

(iii)	the adoption of a plan the consummation of which would result in the Company’s liquidation or dissolution;

(iv)	the acquisition, directly or indirectly, by any Person or group (as such term is used in Section 13(d)(3) of the Exchange Act), of beneficial ownership (as defined in Rule 13d-3 under the Exchange Act) of more than 50% of the aggregate voting power of the Company’s Voting Stock; or

(v)	during any period of two consecutive years, individuals who at the beginning of such period comprised the Board of Directors (together with (A) any new directors whose appointment by such Board of Directors or whose nomination for election by the Company’s stockholders was approved by a vote of a majority of the Board of Directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved and (B) any new directors appointed or elected under Section 5 hereof) cease for any reason to constitute a majority of the Board of Directors then in office.

“CHANGE OF CONTROL NOTICE” shall have the meaning set forth in Section 11(c) hereof.

“CHANGE OF CONTROL NOTICE DATE” shall have the meaning set forth in Section 11(b) hereof.

“CHANGE OF CONTROL PURCHASE DATE” shall have the meaning set forth in Section 11(a) hereof.

“CHANGE OF CONTROL REDEMPTION PRICE” shall have the meaning set forth in Section 10(a).

“CLOSING PRICE” means, as of any date of determination, the closing sale price per share of Common Stock (or if no closing sale price is reported, the average of the closing bid and ask prices or, if more than one in either case, the average of the average closing bid and the average closing ask prices) on such date as reported on the principal United States national or regional securities exchange on which the Common Stock is then traded or, if the Common Stock is not listed on a United States national or regional securities exchange, by Pink Sheets LLC (formerly the National Quotation Bureau, Inc.).

“COMMISSION” means the United States Securities Exchange Commission.

“COMMITMENT LETTER” means that the Commitment Letter, dated as of June 18, 2007, by and among the Company, Kenmont Special Opportunities Master Fund, L.P., Man Mac Miesque 10B Ltd. and the other investors party thereto.

“COMMODITY AGREEMENT” means any oil or natural gas hedging agreement and other agreement or arrangement designed to protect the Company or a Restricted Subsidiary against fluctuations in oil or natural gas prices.

“COMMON STOCK” means the Company’s Common Stock, par value $.0006 per share, as the same exists at the date of filing of this Certificate of Designations relating to the Redeemable Convertible Preferred Stock, or any other class of stock resulting from successive changes or reclassifications of such Common Stock consisting solely of changes in par value, or from par value to no par value, or from no par value to par value. However, subject to the provisions of Section 14(f), shares of Common Stock issuable on conversion of shares of Redeemable Convertible Preferred Stock shall include only shares of the class designated as Common Stock of the Company at the date of the filing of this Certificate of Designations with the Secretary of State of the State of Delaware or shares of any class or classes resulting from any reclassification or reclassifications thereof and which have no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company and which are not subject to redemption by the Company except as provided in the Certificate of Incorporation; provided, however, that if at any time there shall be more than one such resulting class, the shares of each such class then so issuable shall be substantially in the proportion which the total number of shares of such class resulting from all such reclassifications bears to the total number of shares of all classes resulting from all such reclassifications.

“COMPANY” shall have the meaning set forth in the recitals.

“CONSOLIDATED CASH FLOW” means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period plus:

(1) an amount equal to any extraordinary loss plus any net loss realized in connection with an Asset Sale, to the extent such losses were deducted in computing such Consolidated Net Income; plus

(2) provision for taxes based on income or profits of such Person and its Restricted Subsidiaries for such period, to the extent that such provision for taxes was deducted in computing such Consolidated Net Income; plus

(3) Fixed Charges of such Person and its Restricted Subsidiaries for such period, whether paid or accrued and whether or not capitalized, to the extent that any such expense was deducted in computing such Consolidated Net Income; plus

(4) depreciation, depletion, amortization (including amortization of goodwill and other intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period), impairment and other non-cash expenses (excluding any such non-cash expense to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense that was paid in a prior period) of such Person and its Restricted Subsidiaries for such period to the extent that such amounts were deducted in computing such Consolidated Net Income; minus

(5) non-cash items increasing such Consolidated Net Income for such period, other than items that were accrued in the ordinary course of business, in each case, on a consolidated basis and determined in accordance with GAAP; minus

(6) to the extent included in determining Consolidated Net Income, the sum of:

(a) the amount of deferred revenues that are amortized during the period and are attributable to reserves that are subject to Volumetric Production Payments; and

(b) amounts recorded in accordance with GAAP as repayments of principal and interest pursuant to Dollar-Denominated Production Payments.

Notwithstanding the preceding, the provision for taxes based on the income or profits of, and the depreciation, depletion, amortization, impairment and other non-cash charges of, a Restricted Subsidiary of the Company shall be added to Consolidated Net Income to compute Consolidated Cash Flow of the Company only to the extent that a corresponding amount would be permitted at the date of determination to be paid as a dividend to the Company by such Restricted Subsidiary without prior approval (that has not been obtained), pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to that Subsidiary or its stockholders.

“CONSOLIDATED NET INCOME” means, with respect to any specified Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided, however, that:

(1) the Net Income (but not loss) of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid in cash to the specified Person or a Subsidiary thereof;

(2) the Net Income of any Restricted Subsidiary shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders;

(3) the cumulative effect of a change in accounting principles shall be excluded;

(4) any write-downs or impairments of non-current assets shall be excluded; and

(5) any non-cash gains or losses or changes in respect of hedge or non-hedge derivatives (including those resulting from the application of FAS 133) shall be excluded.

“CONVERSION PRICE” means the lesser of (i) $2.48 or (ii) beginning June 25, 2007, the June 2007 VWAP, in either case subject to adjustment as set forth in Section 14.

“CONVERSION RATE” on any date of determination means the number of shares of Common Stock into which one share of Redeemable Convertible Preferred Stock is convertible as of such date.

“CONVERTIBLE SECURITIES” shall have the meaning set forth in Section 14(a)(iii)(A) hereof.

“CORPORATE TRUST OFFICE” means the principal corporate trust office of the Transfer Agent at which, at any particular time, its corporate trust business shall be administered.

“CURRENCY AGREEMENTS” means, at any time as to the Company and its Restricted Subsidiaries, any foreign currency exchange agreement, option or future contract or other similar agreement or arrangement designed to protect against or manage the Company’s or any or any of its Restricted Subsidiaries’ exposure to fluctuations in foreign currency exchange rates.

“DGCL” shall have the meaning set forth in the recitals.

“DECEMBER 2007 SPECIAL ADJUSTMENT FLOOR” means the per-share price (rounded to the nearest cent) that bears the same proportional relationship to $1.65 as the June 2007 VWAP bears to $2.48, provided that in no event shall such per-share price (rounded to the nearest cent) be less than $1.50.

“DEPOSITARY” means DTC or its nominee or any successor appointed by the Company.

“DISQUALIFIED STOCK” means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case at the option of the holder thereof), or upon the happening of any event, matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part, on or prior to the date that is 91 days after the Mandatory Redemption Date. Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified Stock solely because the holders thereof have the right to require the Company to repurchase such Capital Stock upon the occurrence of a change of control or an asset sale shall not constitute Disqualified Stock if the terms of such Capital Stock provide that the Company may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with Section 16.

“DIVIDEND PAYMENT DATE” means the 1st calendar day of January, April, July and October of each year, or the following Business Day if such day is not a Business Day, commencing October 1, 2007.

“DIVIDEND PERIOD” means the period ending on the day before a Dividend Payment Date and beginning on the preceding Dividend Payment Date or, if there is no preceding Dividend Payment Date, on the Issue Date.

“DIVIDEND RATE” shall have the meaning set forth in Section 3(a) hereof.

“DOLLAR-DENOMINATED PRODUCTION PAYMENTS” means production payment obligations recorded as liabilities in accordance with GAAP, together with all undertakings and obligations in connection therewith.

“DTC” means The Depository Trust Company.

“ELIGIBLE SENIOR INVESTOR” shall have the meaning set forth in Section 18(a) hereof.

“EMBA-TRANS” means Emba-Trans LLP, a Kazakhstan limited liability partnership.

“EQUITY INTERESTS” means Capital Stock and all Options to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

“EQUITY OFFERING” means any issuance for cash of Equity Interests (other than Disqualified Stock) of the Company after the Issue Date and other than any issuance of securities under or to any benefit plan of the Company or a Restricted Subsidiary.

“ESCROW AGREEMENT” means the escrow agreement that is to be entered into in connection with the issuance of the Redeemable Convertible Preferred Stock, by and among the Company; one or more of the parties to the Commitment Letter and/or one or more purchasers of Redeemable Convertible Preferred Stock directly from, or directly by way of, one or more of the parties to the Commitment Letter; and an escrow agent to be selected by the Company and/or one or more of the other parties to the escrow agreement.

“ESCROWED PROCEEDS” shall have the meaning set forth in Section 18(e) hereof.

“EXCHANGE ACT” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“EXCLUDED STOCK” shall have the meaning set forth in Section 14(a)(ii)(c) hereof.

“FAIR MARKET VALUE” means, with respect to any Restricted Payment or other item, the price that would be negotiated in an arm’s-length transaction for cash between a willing seller and a willing and able buyer, neither of which is under any compulsion to complete the transaction, as such price is determined in good faith by an officer of the Company if such value is less than $2,000,000; provided, however, if the value of such Restricted Payment or other item is $2,000,000 or greater, such determination shall be made in good faith by the Board of Directors; and provided further, however, if the value of such Restricted Payment or other item is $5,000,000 or greater, such determination shall be made by an accounting, appraisal or investment banking firm of national standing that is not an Affiliate of the Company.

“FIXED CHARGE COVERAGE RATIO” means, with respect to any specified Person for any period, the ratio of the Consolidated Cash Flow of such Person and its Restricted Subsidiaries for such period to the Fixed Charges of such Person for such period. In the event that the specified Person or any of its Restricted Subsidiaries incurs, assumes, guarantees, or redeems, retires or repays any Indebtedness (other than revolving credit borrowings not constituting a permanent commitment reduction) or issues or redeems preferred stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated but prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the “Calculation Date”), then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such incurrence, assumption, guarantee, redemption, retirement or repayment of Indebtedness, or such issuance or redemption of preferred stock, as if the same had occurred at the beginning of the applicable four-quarter reference period.

In addition, for purposes of calculating the Fixed Charge Coverage Ratio:

(1) acquisitions that have been made by the specified Person or any of its Restricted Subsidiaries, including through mergers or consolidations and including any related financing transactions, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date shall be deemed to have occurred on the first day of the four-quarter reference period;

(2) the Consolidated Cash Flow attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded; and

(3) the Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded, but only to the extent that the obligations giving rise to such Fixed Charges will not be obligations of the specified Person or any of its Restricted Subsidiaries following the Calculation Date.

“FIXED CHARGES” means, with respect to any Person for any period, the sum, without duplication, of:

(1) the consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued, including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Debt, commissions, discounts, and other fees and charges incurred in respect of letter of credit or bankers’ acceptance financings, and net payments, if any, pursuant to Interest Rate Agreements; plus

(2) the consolidated interest of such Person and its Restricted Subsidiaries that was capitalized during such period; plus

(3) any interest expense on Indebtedness of another Person that is guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries, whether or not such guarantee or Lien is called upon; plus

(4) the product of:

(a) all dividend payments, whether or not in cash, on any series of preferred stock of such Person or any of its Restricted Subsidiaries, other than dividend payments on Equity Interests payable solely in Equity Interests of the Company (other than Disqualified Stock) or to the Company or a Restricted Subsidiary of the Company, times

(b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such Person, expressed as a decimal, in each case, on a consolidated basis and in accordance with GAAP.

“FOREIGN REQUIRED MINORITY SHARES” means the minimum amount of Capital Stock of a Foreign Restricted Subsidiary that is required by the applicable laws and regulations of such foreign jurisdiction to be owned by the government of such foreign jurisdiction or individual or corporate citizens of such foreign jurisdiction in order for such Foreign Restricted Subsidiary to transact business in such foreign jurisdiction.

“FOREIGN RESTRICTED SUBSIDIARY” means any Restricted Subsidiary of the Company organized under the law of, and conducting a substantial portion of its business in, any jurisdiction other than the United States of America or any state thereof or the District of Columbia.

“GAAP” means generally accepted accounting principles in the United States of America, as in effect as of the Issue Date.

“GLOBAL PREFERRED SHARE” shall have the meaning set forth in Section 22(a) hereof.

“GLOBAL SHARES LEGEND” shall have the meaning set forth in Section 22(a) hereof.

“HEDGING OBLIGATIONS” means, with respect to any Person, the obligations of such Person under Currency Agreements, Interest Rate Agreements and Commodity Agreements.

“HOLDER” means the Person in whose name the shares of the Redeemable Convertible Preferred Stock are registered, which may be treated by the Company and the Transfer Agent as the absolute owner of the shares of Redeemable Convertible Preferred Stock for the purpose of making payment and settling conversions and for all other purposes.

“INDEBTEDNESS” means, with respect to any specified Person, without duplication,

(1) all obligations of such Person, whether or not contingent, in respect of:

(a) borrowed money;

(b) evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof);

(c) bankers’ acceptances;

(d) Capital Lease Obligations; and

(e) the balance deferred and unpaid of the purchase price of any property due more than six months after the date of acquisition thereof, except any such balance that constitutes a trade payable;

(2) all net obligations in respect of Currency Agreements, Interest Rate Agreements and Commodity Agreements or Dollar Denominated Production Payments;

(3) all liabilities of others of the kind described in the preceding clauses (1) or (2) that such Person has guaranteed or assumed or that are otherwise its legal responsibility (including, with respect to any Production Payment, any warranties or guaranties of production or payment by such Person with respect to such Production Payment but excluding other contractual obligations of such Person with respect to such Production Payment);

(4) Indebtedness (as otherwise defined in this definition) of another Person secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person, the amount of such obligations being deemed to be the lesser of:

(a) the full amount of such obligations so secured and

(b) the Fair Market Value of such asset;

(5) Disqualified Stock of such Person or a Restricted Subsidiary in an amount equal to the greater of the maximum mandatory redemption or repurchase price (not including, in either case, any redemption or repurchase premium) or the liquidation preference thereof;

(6) Attributable Debt in respect of a sale and leaseback transaction; and

(7) any and all deferrals, renewals, extensions, refinancings and refundings (whether direct or indirect) of, or amendments, modifications or supplements to, any liability of the kind described in any of the preceding clauses (1) through (6) or this clause (7), whether or not between or among the same parties.

Subject to clause (3) of the preceding sentence, Volumetric Production Payments shall not be deemed to be Indebtedness.

“INTEREST RATE AGREEMENTS” means, with respect to the Company and its Restricted Subsidiaries, interest rate agreements, interest rate cap agreements and interest rate collar agreements and other agreements or arrangements designed to protect such Person against fluctuations in interest rates, with respect to any Indebtedness that is permitted to be incurred under Section 15.

“INVESTMENTS” means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the forms of direct or indirect loans (including guarantees of Indebtedness or other obligations), advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. If the Company or any Restricted Subsidiary of the Company sells or otherwise disposes of any Equity Interests of any direct or indirect Restricted Subsidiary of the Company such that, after giving effect to any such sale or disposition, such Person is no longer a Restricted Subsidiary of the Company, the Company shall be deemed to have made an Investment on the date of any such sale or disposition equal to the Fair Market Value of the Equity Interests of such Restricted Subsidiary not sold or disposed of in an amount determined as provided in Section (16)(c) hereof.

“INVESTMENT ROLLOVER NOTICE” shall have the meaning set forth in Section 18(b) hereof.

“INVESTMENT ROLLOVER RIGHT” shall have the meaning set forth in Section 18(a) hereof.

“ISSUE DATE” means June 18, 2007, the date of original issuance of the Redeemable Convertible Preferred Stock.

“JUNE 2007 VWAP” means the Volume Weighted Average Price for the five Trading Days immediately preceding June 25, 2007.

“JUNIOR STOCK” means all classes of Common Stock of the Company and each other class of Capital Stock or series of preferred stock established after the Issue Date, by the Board of Directors, the terms of which do not expressly provide that such class or series ranks senior to, or on parity with, the Redeemable Convertible Preferred Stock as to dividend rights or rights upon the liquidation, winding-up or dissolution of the Company.

“LIEN” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction.

“LIQUIDATION PREFERENCE” means, as to the Redeemable Convertible Preferred Stock, $100.00 per share.

“MANDATORY REDEMPTION DATE” shall have the meaning set forth in Section 9(a) hereof.

“MANDATORY REDEMPTION PRICE” shall have the meaning set forth in Section 9(a) hereof.

“MARKET VALUE” means the average Closing Price of the Common Stock for a 10 consecutive Trading Day period on the American Stock Exchange (or such other national securities exchange or automated quotation system on which the Common Stock is then listed or authorized for quotation or, if not so listed or authorized for quotation, an amount determined in good faith by the Board of Directors to be the fair value of the Common Stock) ending immediately prior to the date of determination.

“MAXIMUM COMMON STOCK ISSUANCE” shall have the meaning set forth in Section 7(h) hereof.

“NET INCOME” means, with respect to any Person, the consolidated net income (loss) of such Person and its Restricted Subsidiaries, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however:

(1) any gain (but not loss), together with any related provision for taxes on such gain (but not loss), realized in connection with: (a) any Asset Sale; or (b) the disposition of any securities by such Person or any of its Restricted Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Restricted Subsidiaries; and

(2) any extraordinary gain (but not loss), together with any related provision for taxes on such extraordinary gain (but not loss).

“NON-RECOURSE DEBT” means Indebtedness:

(1) as to which neither the Company nor any of its Restricted Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), (b) is directly or indirectly liable as a guarantor or otherwise, or (c) constitutes the lender with respect to such Indebtedness; and

(2) no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit upon notice, lapse of time or both any holder of any other Indebtedness of the Company or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its Stated Maturity.

“OCTOBER 2007 SPECIAL ADJUSTMENT FLOOR” means the per-share price (rounded to the nearest cent) that bears the same proportional relationship to $2.00 as the June 2007 VWAP bears to $2.48, provided that in no event shall such per-share price (rounded to the nearest cent) be less than $1.90.

“OFFICER” means the Chief Executive Officer, the Chief Operating Officer, any Vice President, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Secretary or any Assistant Secretary of the Company.

“OFFICER’S CERTIFICATE” means a certificate of the Company, signed by any duly authorized Officer of the Company.

“OIL AND GAS BUSINESS” means:

(1)	the acquisition, exploration, exploitation, development, operation or disposition of interests in, or obtaining production from, oil, natural gas or other hydrocarbon properties;

(2)	the gathering, marketing, treating, processing (but not refining), storage, selling or transporting of any production from such interests or properties; or

(3)	any activity that is ancillary, necessary or appropriate to facilitate, or that is incidental to, the activities described in clauses (1) and (2) of this definition.

“OPTIONAL CONVERSION MAKE-WHOLE PAYMENT” shall have the meaning set forth in Section 8 hereof.

“OPTIONAL REDEMPTION DATE” shall have the meaning set forth in Section 10(c) hereof.

“OPTIONAL REDEMPTION FACTOR” means seventy-five percent (75%), if the Optional Redemption Date occurs on or after June 15, 2008 but prior to September 15, 2008; fifty percent (50%), if the Optional Redemption Date occurs on or after September 15, 2008 but prior to December 15, 2008; twenty-five percent (25%), if the Optional Redemption Date occurs on or after December 15, 2008 but prior to April 1, 2009; or zero (0), if the Optional Redemption Date occurs on or after April 1, 2009.

“OPTIONAL REDEMPTION NOTICE” shall have the meaning set forth in Section 10(c) hereof.

“OPTIONAL REDEMPTION NOTICE DATE” shall have the meaning set forth in Section 10(a) hereof.

“OPTIONAL REDEMPTION PRICE” shall have the meaning set forth in Section 10(a).

“OPTIONS” shall have the meaning set forth in Section 14(a)(iii)(A) hereof.

“PARITY STOCK” means any class of Capital Stock established after the Issue Date by the Board of Directors, the terms of which expressly provide that such class or series will rank on parity with the Redeemable Convertible Preferred Stock as to dividend rights or rights upon the liquidation, winding-up or dissolution of the Company.

“PERMITTED INDEBTEDNESS” shall have the meaning set forth in Section 15(b) hereof.

“PERMITTED INVESTMENTS” means:

(1) any Investment in the Company or in a Wholly-Owned Restricted Subsidiary of the Company;

(2) any Investment in Cash Equivalents;

(3) any Investment by the Company or any Restricted Subsidiary of the Company in a Person if as a result of such Investment:

(a) such Person becomes a Restricted Subsidiary of the Company; or

(b) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Restricted Subsidiary of the Company;

(4) any Investment made as a result of the receipt of non-cash consideration from an Asset Sale;

(5) any acquisition of assets solely in exchange for the issuance of Equity Interests (other than Disqualified Stock) of the Company;

(6) receivables owing to the Company or any Restricted Subsidiary created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided, however, that such trade terms may include such concessionary trade terms as the Company or any such Restricted Subsidiary deems reasonable under the circumstances;

(7) payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business;

(8) Capital Stock, obligations or securities received in settlement of debts created in the ordinary course of business and owing to the Company or any Restricted Subsidiary or in satisfaction of judgments or pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of a debtor;

(9) Hedging Obligations, which transactions or obligations are incurred in compliance with Section 15 hereof;

(10) the entry into operating agreements, processing agreements, farm-out agreements, development agreements, area of mutual interest agreements, contracts for the sale, transportation or exchange of oil and natural gas, unitization agreements, pooling arrangements, joint bidding agreements, service contracts, or other similar and customary agreements, transactions, properties, interests or arrangements made or entered into in the ordinary course of the Oil and Gas Business, excluding, however, Investments in corporations;

(11) Investments in prepaid expenses, negotiable instruments held for collection or deposit and lease, utility and workers compensation, performance and similar deposits entered into as a result of the operations of the business in the ordinary course; and

(12) Investments in Unrestricted Subsidiaries made with proceeds of an Equity Offering.

“PERMITTED REFINANCING INDEBTEDNESS” means any Indebtedness of the Company or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund Indebtedness of the Company or any of its Restricted Subsidiaries (other than intercompany Indebtedness); provided, however, that:

(1) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount of (or accreted value, if applicable), plus premium, if any, and accrued interest on the Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded (plus the amount of reasonable expenses incurred in connection therewith);

(2) (a) if the final maturity date of the Indebtedness being extended, refinanced, renewed, replaced, deferred or refunded is earlier than the Mandatory Redemption Date, the Permitted Refinancing Indebtedness has a final maturity date no earlier than the final maturity date of the Indebtedness being extended, refinanced, renewed, replaced, deferred or refunded, or

(b) if the final maturity date of the Indebtedness being extended, refinanced, renewed, replaced, deferred or refunded is later than the Mandatory Redemption Date, the Permitted Refinancing Indebtedness has a final maturity date at least 91 days later than the Mandatory Redemption Date; and

(3) the Permitted Refinancing Indebtedness has a Weighted Average Life to Maturity at the time such Permitted Refinancing Indebtedness is incurred that is equal to or greater than the Weighted Average Life to Maturity of the Indebtedness being extended, refinanced, renewed, replaced, deferred or refunded.

“PERSON” means any individual, corporation, partnership, limited liability company, joint venture, association, joint stock company, trust, unincorporated organization, government or any agency or political subsidiary thereof or any other entity.

“PRODUCTION PAYMENTS” means, collectively, Dollar-Denominated Production Payments and Volumetric Production Payments.

“QIB” means a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act).

“RECORD DATE” means December 15, March 15, June 15 or September 15, as the case may be, or the date that may be fixed by the Board of Directors that is not more than 60 days nor less than 10 days preceding the applicable Dividend Payment Date.

“REDEEMABLE CONVERTIBLE PREFERRED STOCK” shall have the meaning set forth in Section 1 hereof.

“REFERENCE PRICE” shall have the meaning set forth in Section 8(b) hereof.

“REGISTRATION DEFAULT” shall have the meaning set forth in Section 3(d) hereof.

“REGISTRATION RIGHTS AGREEMENT” means the definitive agreement, or provisions of a definitive agreement, to be entered into in connection with the original issuance of Redeemable Convertible Preferred Stock, by and among the Company and one or more purchasers of Redeemable Convertible Preferred Stock with respect to, among other matters, the filing with the Commission, and effectiveness, of the Shelf Registration Statement.

“REORGANIZATION EVENT” shall have the meaning set forth in Section 14(f).

“RESTRICTED PAYMENTS” shall have the meaning set forth in Section 16(a)(iv) hereof.

“RESTRICTED SUBSIDIARY” of a Person means any Subsidiary of the referenced Person that is not an Unrestricted Subsidiary.

“ROLLOVER CERTIFICATE” shall have the meaning set forth in Section 18(c) hereof.

“SECURITIES ACT” means the Securities Act of 1933, as amended.

“SENIOR REDEEMABLE PREFERRED STOCK” means the Company’s 15% Senior Redeemable Convertible Preferred Stock initially issued on December 1, 2006.

“SENIOR REDEEMABLE PREFERRED STOCK CERTIFICATE OF DESIGNATIONS” shall have the meaning set forth in Section 14(a)(ii) hereof.

“SENIOR STOCK” means the Senior Redeemable Convertible Preferred Stock and each class of Capital Stock or series of preferred stock established after the Issue Date by the Board of Directors, the terms of which expressly provide that such class or series will rank senior to the Redeemable Convertible Preferred Stock as to dividend rights or rights upon the liquidation, winding-up or dissolution of the Company.

“SHELF REGISTRATION STATEMENT” means the shelf registration statement to be filed with the Commission with respect to resales of Transfer Restricted Securities by the holders thereof, as required by the Registration Rights Agreement.

“STATED MATURITY” means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which such payment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness, and shall not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

“SUBSIDIARY” of any Person means any corporation, association, partnership, joint venture, limited liability company or other business entity of which more than 50% of the total voting power of shares of Capital Stock or other Equity Interests (including partnership and joint venture interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by (1) such Person, (2) such Person and one or more Affiliates of such Person or (3)

one or more Subsidiaries of such Person. Unless otherwise specified herein, each reference to a Subsidiary will refer to a Subsidiary of the Company.

“THRESHOLD PRICE” shall have the meaning set forth in Section 14(a)(ii) hereof.

“TRADING DAY” means a day during which trading in securities generally occurs on the American Stock Exchange or, if the Common Stock is not then listed on the American Stock Exchange, on the principal other national or regional securities exchange on which the Common Stock is then listed or, if the Common Stock is not listed on a United States national or regional securities exchange, on the principal other market on which the Common Stock is then traded.

“TRANSMERIDIAN CASPIAN” means Transmeridian Caspian Petroleum LLP, a Kazakhstan limited liability partnership.

“TRANSFER AGENT” means, except as provided in Section 20 hereof, The Bank of New York, the Company’s duly appointed transfer agent, registrar and conversion and dividend disbursing agent for the Redeemable Convertible Preferred Stock.

“TRANSFER RESTRICTED SECURITIES” shall mean each share of Redeemable Convertible Preferred Stock (or the shares of Common Stock into which such share of Redeemable Convertible Preferred Stock is convertible) and each share of Redeemable Convertible Preferred Stock or Common Stock issued as a dividend on the Redeemable Convertible Preferred Stock or into which such share of Redeemable Convertible Preferred Stock is convertible), until (1) the date on which each such share has been effectively registered under the Securities Act and disposed of in accordance with the Shelf Registration Statement or (2) the date on which each such share is distributed to the public pursuant to Rule 144 under the Securities Act or is saleable pursuant to Rule 144(k) under the Securities Act.

“UNRESTRICTED SUBSIDIARY” means Transmeridian Caspian, Emba-Trans and any other Subsidiary of the Company (other than Transmeridian Exploration Inc.) that is designated by the Board of Directors as an Unrestricted Subsidiary, but only to the extent that such Subsidiary:

(1) has no Indebtedness other than Non-Recourse Debt;

(2) is not party to any agreement, contract, arrangement or understanding with the Company or any Restricted Subsidiary of the Company unless the terms of any such agreement, contract, arrangement of understanding are no less favorable to the Company or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Company;

(3) is a Person with respect to which neither the Company nor any of its Restricted Subsidiaries has any direct or indirect obligation (a) to subscribe for additional Equity Interests or (b) to maintain or preserve such Person’s financial condition or to cause such Person to achieve any specified levels of operating results, except in each case to the extent that the full amount of any such commitment is treated as an Investment in compliance with Section 16 hereof or a Permitted Investment;

(4) such Subsidiary, either alone or in the aggregate with all other Unrestricted Subsidiaries, does not operate, directly or indirectly, all or substantially all of the business of the Company and its Subsidiaries; and

(5) has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Company or any of its Restricted Subsidiaries.

The Board of Directors may designate any Restricted Subsidiary (other than Transmeridian Exploration Inc.) to be an Unrestricted Subsidiary if that designation would not cause a breach of the provisions in this Certificate of Designations. If a Restricted Subsidiary is designated as an Unrestricted Subsidiary, all outstanding Investments owned by the Company and its Restricted Subsidiaries in the Subsidiary so designated will be deemed to be an Investment made as of the time of such designation and will reduce the amount available for Restricted Payments under Section 16(a). All such outstanding Investments will be valued at their Fair Market Value at the time of such designation. That designation will only be permitted if such Restricted Payment would be permitted at that time and if such Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary.

If, at any time, any Unrestricted Subsidiary would fail to meet the preceding requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of this Certificate of Designations and any Indebtedness of such Subsidiary shall be deemed to be incurred by a Restricted Subsidiary of the Company as of such date and, if such Indebtedness is not permitted to be incurred as of such date under Section 15, the Company shall be in default of such covenant.

The Board of Directors may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided, however, that such designation shall be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of the Company of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation shall only be permitted if such Indebtedness is permitted under Section 15, calculated on a pro forma basis as if such designation had occurred at the beginning of the four-quarter reference period.

“VOLUME WEIGHTED AVERAGE PRICE” means for a share of Common Stock as of any date, the dollar volume-weighted average price for such Common Stock on the American Stock Exchange during the period beginning at 9:30:01 a.m., New York City time (or such other time as the American Stock Exchange publicly announces is the official open of trading), and ending at 4:00:00 p.m., New York City time (or such other time as the American Stock Exchange publicly announces is the official close of trading) as reported by Bloomberg through its “Volume at Price” functions, or, if the foregoing does not apply, the dollar volume/weighted average price of such Common Stock in the over-the-counter market on the electronic bulletin board for such Common Stock during the period beginning at 9:30:01 a.m., New York City time (or such other time as the American Stock Exchange publicly announces is the official open of trading), and ending at 4:00:00 p.m., New York City time (or such other time as the American Stock Exchange publicly announces is the official close of trading) as reported by Bloomberg, or, if no dollar/volume weighted average price is reported for the Common Stock by Bloomberg for such hours, the average of the highest closing bid price and the lowest closing ask price of any of the market makers for such Common Stock as reported in the “pink sheets” by Pink

Sheets LLC (formerly the National Quotation Bureau, Inc.). All such determinations are to be appropriately adjusted for any stock dividend, stock split, stock combination or other similar transaction during the applicable calculation period.

“VOLUMETRIC PRODUCTION PAYMENTS” mean production payment obligations recorded as deferred revenue in accordance with GAAP, together with all undertakings and obligations in connection therewith.

“VOTING RIGHTS CLASS” shall have the meaning set forth in Section 5(a)(iii) hereof.

“VOTING RIGHTS TRIGGERING EVENT” means (1) if dividends on or any shares of the Voting Rights Class are in arrears and unpaid for two or more calendar years or (2) the failure of the Company to redeem any shares of Redeemable Convertible Preferred Stock pursuant to Sections 9 or 11 hereof.

“VOTING STOCK” means, with respect to any Person, securities of any class or classes of Capital Stock in such Person entitling the holders thereof (whether at all times or only so long as no senior class of Capital Stock has voting power by reason of contingency) to vote in the election of members of the Board of Directors or other governing body of such Person.

“WEIGHTED AVERAGE LIFE TO MATURITY” means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

(1) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by

(2) the then outstanding principal amount of such Indebtedness.

“WHOLLY-OWNED RESTRICTED SUBSIDIARY” of any Person means a Restricted Subsidiary of such Person all of the outstanding Capital Stock of which (other than Foreign Required Minority Shares) shall at the time be owned by such Person and/or by one or more other Wholly-Owned Restricted Subsidiaries of such Person.

IN WITNESS WHEREOF, the undersigned, being a duly authorized officer of the Company, does file this Certificate of Designations hereby declaring and certifying that the facts stated herein are true and accordingly has hereunto set his hand this 18th day of June, 2007.

TRANSMERIDIAN EXPLORATION INCORPORATED

By:	/s/ Nicolas J. Evanoff
Name:	Nicolas J. Evanoff
Title:	Vice President, General Counsel and Secretary

SIGNATURE PAGE

TO

CERTIFICATE OF DESIGNATIONS FOR 20% JUNIOR REDEEMABLE CONVERTIBLE PREFERRED STOCK

EXHIBIT A

FORM OF 20% JUNIOR REDEEMABLE CONVERTIBLE PREFERRED STOCK

SEE REVERSE

FOR LEGEND

Number:

20% Junior Redeemable Convertible Preferred Stock                      Shares

TRANSMERIDIAN EXPLORATION INCORPORATED

CUSIP NO.:

FACE OF SECURITY

This certifies that Cede & Co. is the owner of fully paid and non-assessable shares of the 20% Junior Redeemable Convertible Preferred Stock, par value $0.0006 each, of Transmeridian Exploration Incorporated (hereinafter called the Company), transferable on the books of the Company by the holder hereof in person or by duly authorized attorney, upon surrender of this Certificate properly endorsed. This Certificate and the shares represented hereby are issued and shall be held subject to all the provisions of the Amended and Restated Certificate of Incorporation of Transmeridian Exploration Incorporated and all amendments thereto (copies of which are on file at the office of the Transfer Agent) to all of which the holder of this Certificate by acceptance hereof assents. This Certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar.

Witness the facsimile seal of the Company and the facsimile signatures of its duly authorized officers.

Dated	Countersigned and Registered

Transfer Agent and Registrar

By
	Authorized Signature	Secretary	President

REVERSE OF SECURITY

TRANSMERIDIAN EXPLORATION INCORPORATED

The shares of 20% Junior Redeemable Convertible Preferred Stock (the “REDEEMABLE CONVERTIBLE PREFERRED STOCK”) are convertible at the option of the holder into shares of common stock, par value $0.0006 per share, of the Company (the “COMMON STOCK”) as provided in the Certificate of Designation of the Company relating to the Redeemable Convertible Preferred Stock (the “CERTIFICATE OF DESIGNATIONS”). The shares of Redeemable Convertible Preferred Stock are subject to redemption by the Company as provided in the Certificate of Designations. The preceding description is qualified in its entirety by reference to the Certificate of Designations, a copy of which will be furnished by the Company to any stockholder without charge upon request addressed to the Secretary of the Company at its principal office in Houston, Texas or to the Transfer Agent named on the face of this certificate.

The Company will furnish to any stockholders, upon request, and without charge, a full statement of the designations, relative rights, preferences and limitations of the shares of each class and series authorized to be issued so far as the same have been determined and of the authority of the Board of Directors to divide the shares into classes or series and to determine and change the relative rights, preferences and limitations of any class or series. Any such request should be addressed to the Secretary of the Company at its principal office in Houston, Texas, or to the Transfer Agent named on the face of this certificate.

THIS SECURITY (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933 (THE “SECURITIES ACT”), AND THIS SECURITY AND ANY SECURITY ISSUABLE UPON CONVERSION HEREOF MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS SECURITY IS HEREBY NOTIFIED THAT THE SELLER OF THIS SECURITY MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.

THE HOLDER OF THIS SECURITY AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) THIS SECURITY AND ANY SECURITY ISSUABLE UPON CONVERSION HEREOF MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (I) IN THE UNITED STATES TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (II) OUTSIDE OF THE UNITED STATES IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 904 UNDER THE SECURITIES ACT, (III) PURSUANT TO AN EXEMPTION FROM REGISTRATION

UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE) OR (IV) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH OF CASES (I) THROUGH (IV) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS SECURITY FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN (A) ABOVE. IN ANY CASE, THE HOLDER HEREOF WILL NOT, DIRECTLY OR INDIRECTLY, ENGAGE IN ANY HEDGING TRANSACTION WITH REGARD TO THE SECURITIES EXCEPT AS PERMITTED UNDER THE SECURITIES ACT.1

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY OR THE TRANSFER AGENT NAMED ON THE FACE OF THIS CERTIFICATE, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL IN AS MUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO. HAS AN INTEREST HEREIN.

TRANSFERS OF THIS SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE CERTIFICATE OF DESIGNATIONS.2 IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE TRANSFER AGENT NAMED ON THE FACE OF THIS CERTIFICATE SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.

[1]	Subject to removal upon registration under the Securities Act of 1933 or otherwise when the security shall no longer be a Transfer Restricted Security.

[2]	Subject to removal if not a global security.

ASSIGNMENT

For value received,                      hereby sell, assign and transfer unto

Please Insert Social Security or

Other Identifying Number of Assignee

(Please Print or Typewrite Name and Address, Including Zip Code, of Assignee)

shares of the capital stock represented by the within Certificate, and do hereby irrevocably constitute and appoint

Attorney to transfer the said stock on the books of the within named Company with full power of substitution in the premises.

Dated

NOTICE: The Signature to this Assignment Must Correspond with the Name As Written Upon the Face of the Certificate in Every Particular, Without Alteration or Enlargement or Any Change Whatever.

SIGNATURE GUARANTEED

(Signature Must Be Guaranteed by a Member of a Medallion Signature Program)

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